EXHIBIT 10.41





                              INVESTMENT AGREEMENT

                                  by and among

                              MOTIENT CORPORATION,

                         MOTIENT SATELLITE VENTURES LLC,


                                       and

                           THE INVESTORS NAMED HEREIN

                                   dated as of

                                  June 22, 2000

                                Table of Contents

                                                                            Page

Section 1. Newco Interests.....................................................1

       1.1.         The Purchase...............................................1
       1.2.         The Initial Closing........................................1
       1.3.         Conditions to Initial Closing..............................2

Section 2. Investors Option....................................................6

       2.1.         Grant of Option............................................6
       2.2.         Exercise of Option.........................................6
       2.3.         Conditions to Investors Option Closing.....................9
       2.4.         Payment and Issuance of Interests.........................12
       2.5.         Sub Offer.................................................12

Section 3. Parent Conversions.................................................13

       3.1.         Parent Conversions........................................13

Section 4. Representations and Warranties of Parent...........................14

       4.1.         Organization and Good Standing; Power and
                    Authority; Qualifications.................................15
       4.2.         Authorization of the Documents............................15
       4.3.         Capitalization............................................15
       4.4.         Authorization and Issuance of Parent Capital
                    Stock and Investor Interests..............................16
       4.5.         SEC and Other Documents; Financial Statements.............16
       4.6.         No Undisclosed Liabilities................................17
       4.7.         Absence of Certain Changes or Events......................17
       4.8.         No Conflict...............................................17
       4.9.         Litigation; Orders........................................18
       4.10.        Compliance with Laws; Permits.............................18
       4.11.        Offering Exemption........................................19
       4.12.        Consents..................................................19
       4.13.        Brokers...................................................19
       4.14.        Public Utility Holding Company, Etc.......................19
       4.15.        FCC.......................................................20
       4.16.        Sub Representations and Warranties........................21
       4.17.        Restrictions..............................................21
       4.18.        Newco Activities..........................................21
       4.19.        Disclosure................................................21

Section 5. Representations and Warranties of the Investors....................21

       5.1.         Investment Representations................................21
       5.2.         Organization and Good Standing; Power and Authority.......22

       5.3.         Authorization of Documents................................22
       5.4.         No Conflict...............................................23
       5.5.         Litigation; Orders........................................23
       5.6.         Compliance with Laws; Permits.............................23
       5.7.         Consents..................................................23
       5.8.         Brokers...................................................24
       5.9.         Appointment of Investor Group Designees...................24

Section 6. Representations and Warranties of Parent and Newco.................24

       6.1.         Organization and Good Standing; Power and
                    Authority; Qualifications.................................24
       6.2.         Authorization of the Documents............................25
       6.3.         Capitalization............................................25
       6.4.         Authorization and Issuance of Investor Interests..........25
       6.5.         Financial Statements......................................25
       6.6.         No Undisclosed Liabilities................................25
       6.7.         Absence of Certain Changes or Events......................26
       6.8.         No Conflict...............................................26
       6.9.         Litigation; Orders........................................26
       6.10.        Compliance with Laws; Permits.............................26
       6.11.        Title.....................................................27
       6.12.        ERISA Matters.............................................27
       6.13.        Insurance.................................................27
       6.14.        Labor Relations; Employees................................27
       6.15.        Agreements................................................27
       6.16.        Offering Exemption........................................28
       6.17.        Consents..................................................28
       6.18.        Brokers...................................................28
       6.19.        Public Utility Holding Company, Etc.......................28
       6.20.        FCC.......................................................29
       6.21.        Restrictions..............................................29
       6.22.        Sub Representations and Warranties........................30
       6.23.        Environmental Matters.....................................30
       6.24.        Proprietary Rights........................................30
       6.25.        Disclosure................................................31

Section 7. Certain Covenants..................................................31

       7.1.         Notification of Certain Matters...........................31
       7.2.         Hart Scott-Rodino Filing..................................31
       7.3.         Affirmative Covenants.....................................31
       7.4.         Certain Additional Covenants..............................32
       7.5.         Transactions with Affiliates..............................33
       7.6.         Reservation of Common Stock...............................33
       7.7.         Use of Proceeds...........................................33
       7.8.         Financial Information.....................................33

       7.9.         Survival of Representations, Warranties, Agreements
                    and Covenants; Indemnifications...........................34

Section 8. Termination........................................................37

       8.1.         Termination...............................................37
       8.2.         Parent Common Stock Purchase Option.......................37

Section 9. Further Assurances.................................................38


Section 10. Successors and Assigns............................................38


Section 11. Entire Agreement..................................................39


Section 12. Notices.......................................................... 39


Section 13. Amendments........................................................40


Section 14. Counterparts......................................................40


Section 15. Headings..........................................................40


Section 16. Nouns and Pronouns................................................40


Section 17. Governing Law.....................................................40


Section 18. Publicity.........................................................41


Section 19. Severability......................................................41


Section 20. Expenses..........................................................41

                                    Schedules

Schedule I........                  Investors


Disclosure Schedule:

Section 4.1                         Subsidiaries
Section 4.3(a)                      Parent's Capitalization
Section 4.5(a)                      SEC and Other Documents
Section 4.6                         No Undisclosed Liabilities
Section 4.7                         Absence of Certain Changes or Events
Section 4.8                         Conflicts
Section 4.9                         Litigation; Disputes
Section 4.10                        Compliance with Laws; Permits
Section 4.12                        Consents
Section 4.15                        FCC

Newco Disclosure Schedule:

Section 6.20                        FCC
Section 6.24                        Proprietary Rights

                                    Exhibits

Exhibit A  -                                Certificate

Exhibit B  -                                LLC Operating Agreement

Exhibit C  -                                Registration Rights Agreement

Exhibit D  -                                Research and Development Agreement

Exhibit E  -                                Cross-Licensing Agreement

Exhibit F  -                                Asset Sale Agreement

Exhibit G  -                                Opinion of Counsel to Parent (FCC)

Exhibit H  -                                Merger Agreement

                              INVESTMENT AGREEMENT

                  INVESTMENT AGREEMENT, dated as of June 22, 2000 by and among MOTIENT CORPORATION, a Delaware corporation ("Parent"), MOTIENT SATELLITE VENTURES LLC, a Delaware limited liability company of which Parent is currently the sole member ("Newco"), and each of the investors listed on Schedule I hereto (each, an "Investor" and collectively, the "Investors").

                              W I T N E S S E T H :
                               - - - - - - - - - -


                  WHEREAS, Motient Services Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Sub"), has been issued licenses by the Federal Communications Commission (the "FCC") to provide satellite communications services (such licenses, together with the satellite and ground assets, the "Existing Business") in the United States and surrounding waters and airspace in the 1530-1559 Mhz and 1631.5-1660.5 Mhz band;

                  WHEREAS, the parties hereto wish for the Investors to invest in Newco, for Newco to acquire the Existing Business, and for Newco, with the assistance and cooperation of the Investors, to explore ways of maximizing the use of the Existing Business, including modifications thereto.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1.        Newco Interests.
                  ---------------

1.1. The Purchase. At the Initial Closing, each Investor shall, severally and not jointly, purchase from Newco, and Newco shall sell to such Investor, the interest in Newco (collectively, the "Investor Interests") described opposite such Investor's name on Schedule I for the purchase price indicated on Schedule I, which shall result in an aggregate purchase price to be paid by the Investors for all of the Investor Interests to be purchased at the Initial Closing of Fifty Million Dollars ($50,000,000) (the "Initial Investment"). The Investor Interests to be acquired for the Initial Investment will represent (as reflected more fully in the LLC Operating Agreement, as defined below) in the aggregate an interest in the profits and losses of Newco (a "Newco Percentage Interest") of 20%, with Parent then having a Newco Percentage Interest of 80%.

1.2.     The Initial Closing.
         -------------------

(a) The closing of the  transactions  contemplated  by Section 1.1 (the "Initial
Closing") shall take place at the offices of Dewey Ballantine LLP, 1775 Pennsylvania Avenue NW, Washington, DC 20006 at 10:00 a.m., on or prior to June 30, 2000, or on such other date as shall be mutually agreed by Parent, Newco and the Investors (the "Initial Closing Date").

(b) At the Initial Closing, Newco shall deliver to each Investor an executed copy of the LLC Operating Agreement (as defined below) evidencing the Investor Interest purchased by such Investor, against receipt at the Initial Closing by Newco from such Investor of 50% of its portion of the Initial Investment, which shall be paid by wire transfer to an account designated in writing by Newco at least three business days prior to the Initial Closing. If the Initial Closing shall occur, then on or before July 14, 2000, each Investor shall pay to Newco the remaining 50% of its portion of the Initial Investment by wire transfer as contemplated by the preceding sentence, time being of the essence. If any Investor shall fail to make the payment contemplated by the preceding sentence (or shall fail to participate in the Initial Closing), the other Investors shall have the pro rata right (but not the obligation) to make up for the resulting shortfall, in which case the defaulting Investor shall be deemed to have consented to the Investor Interests being re-allocated appropriately.

1.3.     Conditions to Initial Closing.
         -----------------------------

(a) Conditions to the Obligations of Parent, Newco and the Investors. The obligations of Parent, Newco and the Investors to consummate the transactions contemplated by Section 1.1 at the Initial Closing are subject to the satisfaction of the following conditions: no ruling, order, injunction, decree, statute, rule or regulation of any governmental authority shall prevent the consummation of the transactions contemplated hereby; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.

(b) Conditions to the Obligations of the Investors. The obligations of each Investor to consummate the transactions contemplated by Section 1.1 at the Initial Closing are subject to the satisfaction or waiver, on or before the Initial Closing Date, of the following additional conditions:

     (i) Representations, Warranties and Covenants of Parent. The representations and warranties of Parent set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the date when made and (unless made as of a specified date) as of the Initial Closing Date; provided, however, that if any of the representations and warranties are already qualified in any respect by materiality or as to Material Adverse Effect, such representation or warranty shall be true and correct as of such dates in all respects (i.e., as written); and Parent shall have performed, and shall have caused Newco to perform, in all material respects their respective covenants set forth in this Agreement to be performed prior to or at the Initial Closing; provided, however, that if any of the covenants are already qualified in any respect by materiality or as to Material Adverse Effect, such covenant shall have been performed in all respects (i.e., as written); and neither Parent nor Newco shall have taken any action which would violate any provision of Newco's LLC Operating Agreement (as defined below) or this Agreement, as the case may be, and at the Initial Closing Parent shall deliver to each Investor an officer's certificate, dated the Initial Closing Date and duly executed by an executive officer, certifying as to Parent's compliance with the conditions set forth in this clause (i) and in clauses (ii), (viii), (xiii), (xiv),
     (xv) and (xviii);

     (ii) Certificate. Newco shall have adopted and filed with the Secretary of State of the State of Delaware the Certificate of Formation in the form attached hereto as Exhibit A (the "Certificate");

     (iii) LLC Operating Agreement. Parent, Newco and each other Investor shall have executed and delivered to such Investor an LLC Operating Agreement in substantially the form of Exhibit B hereto (the "LLC Operating Agreement");

     (iv) Registration Rights Agreement. Parent shall have executed and delivered to such Investor a Registration Rights Agreement in substantially the form of Exhibit C hereto (the "Registration Rights Agreement");

     (v) Research and Development Agreement. Newco and Sub shall have executed and delivered the Research & Development, Marketing and Service Agreement substantially in the form of Exhibit D hereto (the ---------- "Research and Development Agreement");

     (vi) Cross-Licensing Agreement. Newco, Sub and Motient Communications Company ("Motient Communications") shall have executed and delivered the Cross-Licensing and Bulk Resale Agreement substantially in the form of Exhibit E hereto (the "Cross-Licensing Agreement");

     (vii) Other Agreements. Parent and the persons or entities that control the Investors shall have entered into (i) the letter agreement contemplated by
     Section 2.1 hereof (the "Section 2.1 Letter") and (ii) a letter agreement relating to certain transfers of interests in the Investors and of interests in Newco (the "Parent Transfer Letter Agreement");

     (viii) Asset Sale Agreement. Newco and Sub shall have executed and delivered the Asset Sale Agreement substantially in the form of Exhibit F hereto, (the "Asset Sale Agreement" and, together with the Certificate, LLC Operating Agreement, Registration Rights Agreement, Research and Development Agreement, the Cross-Licensing Agreement, the Section 2.1
     Letter  and  the  Parent   Transfer   Letter   Agreement,   the  "Ancillary
     Agreements");

     (ix) Opinions of Counsel to Parent. Such Investor shall have received an opinion of FCC counsel to Parent, dated the Initial Closing Date, substantially in the form of Exhibit G and opinions of counsel to Parent reasonably satisfactory to such Investor with respect to the matters set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.8, 4.9, 4.10, 4.11, 4.12, 4.14 and
     4.17 hereto;

     (x) Board of Directors of Newco. Newco shall have delivered to such Investor evidence that the number of directors comprising Newco's board of directors has been fixed at seven and that the three persons designated by the Investors shall have been elected to such board;

     (xi) Good Standing Certificates. Newco shall have delivered to such Investor a copy of a certificate of good standing, dated as of a date not earlier than five days prior to the Initial Closing, from the State of Delaware and the Commonwealth of Virginia;

     (xii) Secretary's Certificates. Parent, Newco and Sub shall have delivered to such Investor certificates executed by their respective Secretaries, dated the Initial Closing Date, each certifying (A) in the case of Newco, a copy of its organizational documents, (B) resolutions of its respective Board of Directors or Board of Managers authorizing the transactions contemplated hereby and by the Ancillary Agreements, (C) incumbency matters, and (D) such other proceedings relating to the authorization, execution and delivery of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby as may be reasonably requested by Telcom Satellite Ventures Inc. (the "Lead Investor");

     (xiii) No Pending Action. No action, suit, investigation, proceeding, temporary restraining order, preliminary or permanent injunction or other order or decree shall be pending or threatened in any court or other tribunal or before any arbitrator or governmental authority which (i) could have a Material Adverse Effect (as defined in Section 4.6) on Parent, Newco, Sub or the Existing Business or (ii) seeks to prevent the consummation of the transactions contemplated hereby or by the Ancillary Agreements and is material in nature;

     (xiv) Consents and Approvals. Parent, Sub, Newco and each Investor shall have received all governmental, shareholder and third party consents and approvals (including the consents of lenders) necessary or, in the reasonable judgment of the Lead Investor, desirable in connection with the transactions contemplated hereby and by the Ancillary Agreements including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act");

     (xv) No Material Adverse Effect. No Material Adverse Effect shall have occurred, nor shall any event or events have occurred which would be reasonably likely to have a Material Adverse Effect, with respect to Parent, Newco, Sub or the Existing Business;

     (xvi) Other Documents. Parent, Newco and Sub shall have delivered to such Investor such other documents as counsel to the Lead Investor may reasonably request;

     (xvii) Other Investors. Each other Investor shall be prepared to close simultaneously; and

     (xviii) Loan Obligations. Sub shall have no obligation under the terms of any loan agreements or financing documents to apply more than $6 million of the $44 million in payments to be received by it (consisting of a $20 million Service Fee payable pursuant to the Research and Development Agreement and a $24 million Deposit payable pursuant to the Asset Sale Agreement) to the repayment of indebtedness, and upon consummation of the transactions to be consummated at or simultaneously with the Initial Closing (and giving effect to the funding contemplated by the second sentence of Section 1.2(b)), Parent shall have at least $38 million available to it for working capital, capital expenditures and payment of expenses in connection with the transactions contemplated hereby and by the Ancillary Agreements.

(c) Conditions to the Obligations of Parent and Newco. The obligations of Parent and Newco to consummate the transactions contemplated by Section 1.1 at the Initial Closing are subject to the satisfaction or waiver, on or before the Initial Closing Date, of the following additional conditions:

     (i) Representations, Warranties and Covenants of the Investors. The representations and warranties of each Investor set forth in Section 5 of this Agreement shall be true and correct in all material respects as of the date when made and (unless made as of a specified date) as of the Initial Closing Date; provided, however, that if any of the representations and warranties are already qualified in any respect by materiality or as to Material Adverse Effect, such representation or warranty shall be true and correct as of such dates in all respects (i.e., as written); and each Investor shall have performed, in all material respects its covenants set forth in this Agreement to be performed prior to or at the Initial Closing; provided, however, that if any of the covenants are already qualified in any respect by materiality or as to Material Adverse Effect, such covenant shall have been performed in all respects (i.e., as written); and at the Initial Closing each Investor shall deliver to Parent officer's certificates, dated the Initial Closing Date and duly executed by an executive officer, certifying as to such Investor's compliance with the conditions set forth in this clause (i) and in clauses (iv) and (v);

     (ii) LLC Operating Agreement. Each Investor shall have executed and delivered to Parent and Newco the LLC Operating Agreement;

     (iii) Secretary's Certificates. Each Investor shall have delivered to Parent a certificate executed by its Secretary, dated the Initial Closing Date, certifying (A) resolutions of its Board of Directors authorizing the transactions contemplated herein, (B) incumbency matters, and (C) such other proceedings relating to the authorization, execution and delivery of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby as may be reasonably requested by Parent;

     (iv) No Pending Action. No action, suit, investigation, proceeding, temporary restraining order, preliminary or permanent injunction or other order or decree shall be pending or threatened in any court or other tribunal or before any arbitrator or governmental authority which (i) could have a Material Adverse Effect on an Investor's ability to consummate the transactions contemplated by this Agreement or (ii) seeks to prevent the consummation of the transactions contemplated hereby and is material in nature;

     (v) Consents and Approvals. Parent, Sub, Newco and the Investors shall have received all governmental, shareholder and third party consents and approvals (including consents of lenders) necessary or, in the reasonable judgment of Parent, desirable in connection with the transactions contemplated hereby and by the Ancillary Agreements including the expiration or termination of any applicable waiting period under the HSR Act; and

     (vi) Investors. Each of the Investors shall be prepared to close and fund its share of the Initial Investment.

Section 2.        Investors Option.
                  ----------------

2.1. Grant of Option. Subject to the terms and conditions set forth herein, Newco hereby grants to the Investors an irrevocable option (the "Investors Option") to increase their Newco Percentage Interest by, in total for all Investors, 40% (e.g., from 20% to 60%), as contemplated by Section 4.1 of the LLC Operating Agreement, and to receive an aggregate of 40 Investor Units (as defined in the LLC Operating Agreement) for a price (the "Option Price") of (i) $120,000,000 if the Investors Option shall be exercised on or prior to the first anniversary of the Initial Closing Date, or (ii) $120,000,000 plus $118,356 per day for each day between the first anniversary of the Initial Closing Date and the Investment Commitment Date (as defined below), if the Investors Option shall be exercised after the first anniversary of the Initial Closing Date. If the Investors Option is exercised by one or more Investors who, following such exercise, would, collectively, hold a Newco Percentage Interest of less than 50.1% as a result of less than all Investors exercising or as a result of any dilution to the Investor Interests resulting from any issuance by Newco to the entities listed in the letter agreement dated the date hereof between Parent and the Investors prior to the exercise of the Investors Option of an interest in Newco (but, for avoidance of doubt, not including as a result of a decrease in the Newco Percentage Interest held by Exercising Investor(s) (as defined below) resulting from sales of Newco Percentage Interests by them to persons who are not Exercising Investor(s)), such Exercising Investor(s) shall have the right to increase the Newco Percentage Interest to be acquired upon exercise of the Investors Option to such percentage as would be necessary to give such Exercising Investor(s) a Newco Percentage Interest of 50.1%, for a proportional increase in the Option Price. For illustrative purposes only, if the Exercising Investor(s) owned a 9.1% aggregate Newco Percentage Interest, they would be entitled to acquire an aggregate additional Newco Percentage Interest of 41% (41 Investor Units) for a purchase price of $123,000,000, assuming the Investment Commitment Date occurred prior to the first anniversary of the Initial Closing Date. Unless the parties hereto otherwise agree, nothing in this Section 2.1 shall grant the Investors the right to increase their Newco Percentage Interest to more than 60%.

2.2.     Exercise of Option.
         ------------------

(a) The Investors Option may be exercised once in whole but not in part by any one or more of the Investors (the "Exercising Investor(s)") by delivering written notice of exercise to Newco (the "Option Notice," the date of delivery of which is referred to as the "Option Notice Date") at any time after the Initial Closing Date and on or prior to the later of (x) second anniversary of the Initial Closing Date and (y) if there shall be an extension of the Outside Date pursuant to Section 8.8 of the Asset Sale Agreement, the date to which such Outside Date is extended (the "Exercise Period"). Notwithstanding the foregoing, no Investor may exercise the Investors Option (or participate in the exercise thereof) unless such Investor either (i) is an Accredited Investor, or (ii) delivers to Newco an opinion of counsel to the effect that such Investor may acquire an additional interest in Newco without the necessity of a registration under the Securities Act of 1933, as amended (the "Securities Act") or under applicable state securities laws.

(b) The Investors agree among themselves that if any one or more of them shall propose to exercise the Investors Option, it or they shall give at least twenty
(20) days' prior notice thereof to each other Investor who shall then be a member of Newco. Any Investor that shall wish to participate in such exercise shall be permitted to do so on a pro rata basis (allocating the Newco Percentage Interest to be acquired upon such exercise, and the Option Price, on the basis of the Newco Percentage Interest then held by each such participating Investor relative to the Newco Percentage Interests then held by all participating Investors). Notwithstanding the foregoing, except in the case of an Offer as contemplated by Section 2.5, no Investor may exercise the Investor Option prior to the 547th day after the Initial Closing unless such Investor, together with other Investors that propose to participate in such exercise, or that consent to such exercise, hold at least 50.1% of the Newco Percentage Interests then held by all Investors. Upon the exercise of the Investors Option, all Investors who are then members of Newco other than Investors participating in the Investors Option shall be deemed to have requested a Parent Conversion (as defined below) in accordance with Section 3.1, and to have delivered a Conversion Notice upon the Option Notice Date, which Parent Conversion shall be consummated simultaneously with the later of the Investors Option Closing or the earliest date on which the rights granted by Section 3.1(a) may be exercised.

(c) Upon receipt of the Option Notice, Newco shall, and Parent shall cause Newco to, provide the Exercising Investor(s) and their representatives full access to all premises, properties, officers, directors, consultants, contractors, books, records (including, without limitation, tax returns, tax records and correspondence with accountants), contracts and documents pertaining to its business as the Exercising Investor(s) deem necessary (the "Due Diligence"), and the Exercising Investor(s) and their representatives shall have the right to copy such books, records, contracts and documents at the Exercising Investor(s)' expense. Newco shall, and Parent shall cause Newco to, cooperate fully with such Investors and their representatives in permitting reasonable access to its business to conduct the Due Diligence. Such access may be either during normal business hours or after normal business hours after the giving of reasonably advance notice to Newco. The Exercising Investor(s) shall reasonably restore any property of Newco damaged as a result of the Due Diligence to its condition prior to any such Due Diligence and shall indemnify and defend Newco from any and all liability which may arise as a result of the performance of Due Diligence by the Exercising Investor(s). Newco will furnish to each Exercising Investor and its representatives such financial and operating data and other information as to Newco (and, to the extent available to Newco, as to Sub) as such Exercising Investor may reasonably request, including, without limitation, financial statements, books and records and agreements with clients, customers, vendors, lessors, licensors and suppliers of the Existing Business.

(d) Within ten (10) business days following the Option Notice Date, each of Parent and Newco shall, and Parent shall cause Newco to, provide to each Exercising Investor a certificate of a senior executive officer of Parent and Newco, respectively, making on behalf of Parent and Newco the various representations and warranties set forth in Section 6 of this Agreement and such other representations and warranties as the Exercising Investor(s) may reasonably request (except that Parent and Newco shall not be required to make any such additional representations and warranties as to any matters as to which the pertinent information is not reasonably available to them), together with disclosure schedules updating the information in the Disclosure Schedules delivered herewith and taking any necessary exceptions to the representations and warranties not being made as of the date hereof, all as of the date delivered to each Investor (the "Newco Update Date"). As to representations and warranties made on the Newco Update Date which are parallel to representations and warranties made on the date hereof pursuant to Section 4, the Disclosure Schedules delivered on the Newco Update Date shall be updates of the Disclosure Schedules delivered herewith, adding relevant information as to any pertinent developments or changes since the date hereof. As to other representation and warranties made on the Newco Update Date, the Disclosure Schedules shall be prepared by Parent and Newco in good faith to reflect as fairly as possible the nature and scope of exceptions that the parties hereto have agreed upon in connection with the Disclosure Schedules delivered herewith.

(e) Within ten business (10) days following the Option Notice Date, each Exercising Investor shall provide to each of Parent and Newco a certificate of a senior executive officer of such Exercising Investor, remaking on behalf of such Exercising Investor the various representations and warranties set forth in
Section 5 of this Agreement, together with disclosure schedules showing any additional necessary exceptions to such representations and warranties, all as of the Newco Update Date.

(f) Beginning on the Option Notice Date and ending ten (10) days after the Newco Update Date, any Exercising Investor shall have the right to withdraw from participation in the exercise of the Investor Option by providing written notice to Newco and the other Exercising Investor(s) of such Exercising Investor's decision to withdraw, in which case the withdrawing Exercising Investor shall be deemed to have requested a Parent Conversion, and to have delivered a Conversion Notice on the date of such withdrawal, which Parent Conversion shall be consummated as contemplated by the last sentence of Section 2.2(b). Following the expiration of the withdrawal period specified in the previous sentence, any non-withdrawing Exercising Investor(s) shall have an additional five business
(5) day period in which they shall each decide whether to proceed with the exercise or to revoke the Exercise Notice. If one or more of the Exercising Investor(s) elects to proceed with the exercise of the Investors Option, such Investor(s) shall proceed to consummate the Investors Option as set forth in this Section 2 as though they were the only Investors originally exercising the Investors Option, including, but not limited to, the right to increase their Newco Percentage Interest in accordance with Section 2.1 and the allocation of percentage interests to be acquired and Option Price in accordance with Section
2.2. If all Exercising Investor(s) withdraw, the Exercise Notice shall be deemed revoked and the Investors Option shall be deemed not to have been exercised for any purpose hereunder (including the first sentence of Section 2.2(a)).

(g) Following the expiration of the withdrawal periods specified in Section 2.2(f) or, in the event the Exercising Investor(s) provide written notice to Newco that they waive the remainder of the withdrawal periods, on the date of such notice (the date of such notice or waiver is referred to as the "Investment Commitment Date"), Parent, Newco and the Exercising Investor(s) shall take all commercially reasonable action to promptly consummate the closing of the exercise of the Investors Option (the "Investors Option Closing"). Such date on which the Investors Option Closing shall occur is referred to as the "Investors Option Closing Date". Without limiting the generality of the foregoing, if prior notification or approval of any regulatory authority is required in connection with such purchase, the Exercising Investor(s) and, if applicable, Newco and Parent shall promptly file the required notice or application for approval and shall expeditiously process the same (and Newco and Parent, shall cooperate with the Exercising Investor(s) in the filing of any such notice or application and the obtaining of any such approval).

(h) During the period from the Option Notice Date to the date of the Investors Option Closing, Parent shall cause Newco to conduct its business and engage in transactions only in the ordinary course of business consistent with past practice.

2.3.     Conditions to Investors Option Closing.
         --------------------------------------

(a) Conditions to the Obligations of Parent, Newco and the Exercising Investor(s). The obligations of Parent, Newco and the Exercising Investor(s) to consummate the transactions contemplated by Section 2.1 at the Investors Option Closing are subject to the satisfaction of the following conditions: no ruling, order, injunction, decree, statute, rule or regulation of any governmental authority shall prevent the consummation of the transactions contemplated hereby; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.

(b) Conditions to the Obligations of the Exercising Investor(s). The obligations of each Exercising Investor to consummate the transactions contemplated by
Section 2.1 at the Investors Option Closing are subject to the satisfaction or waiver, on or before the Investors Option Closing Date, of the following additional conditions:

          (i) Representations, Warranties and Covenants of Parent and Newco. The representations and warranties of Parent and Newco set forth in Section 6 of this Agreement and such other representations and warranties as were made pursuant to Section 2.2(d) shall be true and correct in all material respects as of the Newco Update Date and as of the Investors Option Closing Date, subject to the updated disclosure schedules prepared in accordance with Section 2.2(d); provided, however, that if any of the representations and warranties are already qualified in any respect by materiality or as to Material Adverse Effect, such representation or warranty shall be true and correct as of such dates in all respects (i.e., as written); and Parent and Newco shall have each performed, and Parent shall have caused Newco to perform, in all material respects their respective covenants set forth in this Agreement to be performed prior to or at the Investors Option Closing; provided, however, that if any of the covenants are already qualified in any respect by materiality or as to Material Adverse Effect, such covenant shall have been performed in all respects (i.e., as written); and neither Parent nor Newco shall have taken any action which have violated any provision of Newco's Certificate or this Agreement, as the case may be, and at the Investors Option Closing Parent and Newco shall each deliver to each Investor officer's certificates, dated the Investors Option Closing Date and duly executed by an executive officer, certifying as to Parent's and Newco's compliance with the conditions set forth in this clause (i) and in clauses (v), (vi), (vii) and (viii);

          (ii) Opinions of Counsel to Parent. Each Exercising Investor shall have received an opinion of counsel to Parent, dated the Investors Option Closing Date, substantially in the form of Exhibit G and opinions of counsel to Parent and Newco reasonably satisfactory to such Exercising Investor with respect to the matters set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.8, 6.9, 6.10, 6.16, 6.17, 6.19 and 6.21 hereto;

          (iii) Good Standing Certificates. Newco shall have delivered to each Exercising Investor a certificate of good standing, dated as of a date not earlier than five days prior to the Investors Option Closing, from the State of Delaware and each other state in which Newco transacts business;

          (iv) Secretary's Certificates. Parent and Newco shall have delivered to each Exercising Investor certificates executed by their respective Secretaries, dated the Investors Option Closing Date, each certifying (A) in the case of Newco, a copy of its organizational documents, (B) resolutions of its respective Board of Directors authorizing the transactions contemplated hereby and by the Ancillary Agreements, (C) incumbency matters, and (D) such other proceedings relating to the authorization, execution and delivery of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby as may be reasonably requested by such Exercising Investor(s);

          (v) No Pending Action. No action, suit, investigation, proceeding, temporary restraining order, preliminary or permanent injunction or other order or decree shall be pending or threatened in any court or other tribunal or before any arbitrator or governmental authority which (i) could have a Material Adverse Effect on Parent, Newco, Sub or the Existing Business or (ii) seeks to prevent the consummation of the transactions contemplated hereby, and is material in nature;

          (vi) Consents and Approvals. Parent, Sub and Newco shall have received all governmental, shareholder and third party consents and approvals (including the consents of lenders) and the Exercising Investor(s) shall have received all governmental consents and approvals, in each case, necessary or, in the reasonable judgment of such Exercising Investor, desirable in connection with the transactions contemplated hereby and by the Ancillary Agreements including the expiration or termination of any applicable waiting period under the HSR Act;

          (vii) No Material Adverse Effect. No Material Adverse Effect shall have occurred during the period between the Newco Update Date and the Investors Option Closing, nor shall any event or events have occurred which would be reasonably likely to have a Material Adverse Effect during such period, with respect to Parent, Newco, Sub or the Existing Business;

          (viii) Simultaneous Closing. Simultaneously with the Investors Option Closing, the closing of the acquisition by Newco of the Satellite Communications Business (as defined in the Asset Sale Agreement) pursuant to the Asset Sale Agreement shall take place;

          (ix) Other Documents. Parent, Newco and Sub shall have delivered to each Exercising Investor such other documents as counsel to such Exercising Investor may reasonably request; and

          (x) Other Exercising Investors. Each Other Exercising Investor shall be prepared to close simultaneously.

(c) Conditions to the Obligations of Parent and Newco. The obligations of Parent and Newco to consummate the transactions contemplated by Section 2.1 at the Investors Option Closing are subject to the satisfaction or waiver, on or before the Investors Option Closing Date, of the following additional conditions:

          (i) Representations, Warranties and Covenants of the Exercising Investors. The representations and warranties of each Exercising Investor set forth in Section 5 of this Agreement shall be true and correct in all material respects as of the date when made and (unless made as of a specified date) as of the Investors Option Closing Date, subject to the updated disclosure schedules prepared in accordance with Section 2.2(e) ; provided, however, that if any of the representations and warranties are already qualified in any respect by materiality or as to Material Adverse Effect, such representation or warranty shall be true and correct as of such dates in all respects (i.e., as written); and the Exercising Investors shall have performed, in all material respects, their covenants set forth in this Agreement to be performed prior to or at the Investors Option Closing; provided, however, that if any of the covenants are already qualified in any respect by materiality or as to Material Adverse Effect, such covenant shall have been performed in all respects (i.e., as written); and at the Investors Option Closing each Investor shall deliver to Parent officer's certificates, dated the Investors Option Closing Date and duly executed by an executive officer, certifying as to such Exercising Investor's compliance with the conditions set forth in this clause (i) and in clause (iii);

          (ii) Secretary's Certificates. Each Exercising Investor shall have delivered to Parent a certificate executed by its Secretary, dated the Investors Option Closing Date, certifying (A) resolutions of its Board of Directors authorizing the transactions contemplated herein, (B) incumbency matters, and (C) such other corporate proceedings relating to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby as may be reasonably requested by Parent;

          (iii) Consents and Approvals. The Exercising Investor(s) and Parent, Sub and Newco shall have received all governmental consents and approvals, in each case, necessary in connection with the transactions contemplated by this Section 2 including the expiration or termination of any applicable waiting period under the HSR Act.

          (iv) Payment of Initial Investment. The entire Initial Investment shall have been paid to Newco.

(d) If the Investors Option Closing shall not occur due to a failure of any of the conditions listed in Section 2.3(b), then the Exercise Notice shall be deemed revoked and the Investors Option shall be deemed not to have been exercised for any purpose hereunder (including the first sentence of Section 2.2(a)).

2.4.     Payment and Issuance of Interests.
         ---------------------------------

(a) At the Investors Option Closing, each Exercising Investor will pay to Newco in immediately available funds by wire transfer to a bank account designated in writing by Newco at least three days prior to the Investors Option Closing an amount equal to such Investor's proportional amount of the Option Price; provided, that failure or refusal of Newco to designate such a bank account shall not preclude the Investors from exercising the Investors Option.

(b) At the Investors Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 2.4(a), Newco will deliver, or cause to be delivered to each Exercising Investor, evidence that the Investor Interests to be purchased by such Investor at the Investors Option Closing have been duly issued, which Investor Interests will be validly issued and free and clear of all mortgages, liens, pledges, encumbrances, security interests, deeds of trust, options, encroachments, reservations, orders, decrees, judgments, conditions, restrictions, charges, agreements, claims or equities of any kind ("Encumbrances") (except for any such Encumbrance due to applicable federal and state securities laws and Encumbrances arising from acts of the Exercising Investors).

2.5.     Sub Offer.
         ---------

(a) In the event that following the first anniversary of the Initial Closing Date and prior to the earlier of (i) expiration of the Investors Option in accordance with its terms and (ii) exercise of the Investors Option, Parent or Sub shall receive a bona fide offer that Parent reasonably believes is capable of being consummated on the terms proposed, and that Parent or Sub proposes to accept (an "Offer") from any unaffiliated third party (the "Offeror") to acquire all or substantially all of the assets of, or otherwise a substantial interest (by means of a stock purchase, merger, business combination or otherwise) in, Sub or the Existing Business, other than a transaction of the type contemplated by Section 7.4(b), Parent shall give written notice (the "Offer Notice," the date of receipt of which is referred to as the "Offer Notice Date") to each Investor Group Designee (as defined below) of such Offer, which notice shall contain a reasonably detailed description of the proposed transaction, including the identity of the Offeror (including any known affiliates), a description of the consideration to be received in respect thereof and a description of all the material terms of the Offer. Until the 60th day after the Offer Notice Date, no action shall be taken by Parent, Sub, Newco or any of their affiliates to accept the Offer or to create any obligation to the Offeror in respect of the Offer. If, on or prior to such 60th day, one or more of the Investors deliver an Option Notice, Parent, Sub and Newco shall continue to refrain from pursuing the Offer and shall proceed in accordance with Section 2.2 hereof.

(b) In the event that no Investor shall have delivered an Option Notice prior to the 60th day after the Offer Notice Date, Parent and Sub may accept the Offer and consummate the transactions contemplated thereby on terms not materially less favorable to Parent and Sub than the terms contained in the Offer Notice; provided that Parent shall give the Investors not more than ten nor less than five business days notice of the closing of the transactions contemplated by the Offer (the "Offer Closing Notice Date"), and within three business days of the Offer Closing Notice Date, the Investors shall elect in writing to either (i) effect the Parent Conversions in accordance with Section 3.1, simultaneously with or promptly following such closing or (ii) liquidate Newco in accordance with Section 13.1 of the LLC Operating Agreement, in which case Parent and Sub may not consummate the transactions contemplated by the Offer unless prior thereto or simultaneously therewith Sub shall refund to Newco the $44 million paid to Sub pursuant to the Asset Sale Agreement and the Research and Development Agreement.

Section 3.        Parent Conversions.
                  ------------------

3.1.     Parent Conversions.
         ------------------

(a) Each of the three Investor Groups as described on Schedule I hereto (each, an "Investor Group") shall have a right at any time during the Exercise Period, upon written notice (the "Conversion Notice") to Parent by the Investor Group Designee designated on Schedule I hereto relating to such Investor Group an "Investor Group Designee"), to require, and upon receipt of such notice Parent shall cause and do all things necessary (including preparing and filing within 15 days after receipt of such notice all required documents and filings) to obtain all third-party or government consents, approvals and authorizations as may be necessary or advisable, to, as promptly as practicable (but in no event later than the latest of (i) the expiration or termination of any applicable waiting period under the HSR Act, (ii) the receipt of all necessary third party or governmental consents, authorizations or approvals and (iii) 15 days after receipt of such notice) either, at the option of each Investor in such Investor Group, (i) cause a Delaware direct wholly-owned corporate subsidiary of Parent to merge, in a reorganization intended to be tax-free, into such Investor pursuant to a merger agreement substantially in the form attached hereto as Exhibit H (each, a "Parent Merger"); provided that such Investor shall be a corporation permitted under applicable law and its governing instruments to effectuate a Parent Merger and shall have represented and warranted that such Investor has no assets or liabilities other than the Investor Interests held by it and its rights and obligations under this Agreement and the Ancillary Agreements or (ii) exchange shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock) for the Investor Interests held by such Investor (each, a "Parent Exchange" and together with the Parent Mergers, the "Parent Conversions"). In each Parent Merger, the capital stock of the Investor shall be converted into shares of Parent Common Stock, and in each Parent Exchange, the Newco Interest held by the Investor shall be exchanged for Parent Common Stock, in each case with the number of shares of Parent Common Stock to be issued to be determined by dividing the original purchase price for the interest in Newco held by such Investor (A) by $12, if the Closing Price as of the date of delivery of the Conversion Notice (the "Notice Closing Price") is less than or equal to $24, (B) by $20, if the Notice Closing Price is greater than or equal to $40, or (C) if the Notice Closing Price is greater than $24 and less than $40, then by such number equal to one-half of the Notice Closing Price, as the case may be; provided, however, that no Investor Group shall exercise such rights pursuant to this Section 3.1 until the earlier of (i) 6 months after the Initial Closing or (ii) a Parent Extraordinary Event (as defined below). In the event Parent is excused from registering shares of Parent Common Stock on Forms S-4 as contemplated by Section 3 of the Registration Rights Agreement, an Investor which has not been deemed to make an election hereunder pursuant to Section 2.2(b) or Section 2.2(f) may delay the closing of the Parent Conversion until such registration is available or revoke its election with respect to the Parent Conversion, in which case such election shall be deemed not to have been exercised for any purpose hereunder.

(b) For purposes of this Agreement, "Closing Price" means as of any date and subject to adjustment in the event of a stock split, stock dividend or other recapitalization of Parent (i) if shares of Parent Common Stock are listed on a national securities exchange, the average of the closing sale prices per share therefor on the largest securities exchange on which such shares are traded on the last twenty (20) trading days before such date, (ii) if such shares are listed on The Nasdaq National Market but not on any national securities exchange, the average of the closing bid and asked prices per share therefor on The Nasdaq National Market on the last twenty (20) trading days before such date, or (iii) if such shares are not listed on either a national securities exchange or The Nasdaq National Market, the average of the closing bid and asked prices per share therefor in the over the counter market on the last thirty (30) trading days before such date. For purposes of this Agreement, a "Parent Extraordinary Event" shall mean (i) Parent shall have effected any merger (other than a merger done solely to effect a change in domicile or other non-substantive transaction), amalgamation, corporate reorganization or business combination or sale or conveyance of its assets, property or business as an entirety or substantially as an entirety or shall have entered into any agreement to, or announced an intention to, effect any of the foregoing, or (ii) any party shall have commenced or announced an intention to commence a tender offer, proxy contest or similar transaction with the purpose or effect of effecting a change of control of Parent.

(c) If there shall be any consolidation or merger to which Parent is a party, or any sale or conveyance of the property of Parent as an entirety or substantially as an entirety (any such event being called a "Parent Capital Reorganization"), then, effective upon the effective date of such Parent Capital Reorganization, the Investors shall have the right to receive in the Parent Conversion the kind and amount of shares of stock and other securities and property (including cash) which the Investors would have been entitled to receive in connection with such Parent Capital Reorganization if the Parent Conversion had been effected immediately prior to such Parent Capital Reorganization. As a condition to effecting any Parent Capital Reorganization, Parent or the successor or surviving corporation, as the case may be, shall execute and deliver to each Investor an agreement as to such Investor's rights in accordance with this
Section 3.1(c). The provisions of this Section 3.1(c) shall similarly apply to successive Parent Capital Reorganizations.

(d) To the extent not theretofore exercised, the Investors shall be deemed to have waived their rights under this Section 3.1 when and in the event that Sub shall have irreversibly refunded to Newco the Refund (as defined in the Asset Sale Agreement) following an election made by Newco to receive such Refund under
Section 8.8, 8.9 or 8.10 of the Asset Sale Agreement. If Newco shall have made an election to receive the Refund Amount under Section 8.8 or 8.10 of the Asset Sale Agreement, the Investors' right to effect a Parent Conversion shall be suspended for 60 days from the date of such election.

Section 4. Representations and Warranties of Parent. Except as disclosed in the disclosure schedule delivered by Parent to the Investors and incorporated herein (the "Disclosure Schedule"), Parent hereby represents and warrants to Newco and the Investors as follows:

4.1. Organization and Good Standing; Power and Authority; Qualifications. Each of Parent and Newco (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Each of Parent and Newco has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party. Newco has filed to become qualified to transact business as a foreign limited liability company in, and Parent knows of no reason that Newco will not be in good standing under the laws of, the Commonwealth of Virginia. Section 4.1 of the Disclosure Schedule sets forth a complete list of each Subsidiary of Parent. As used in this Agreement, "Subsidiary" means an entity that is directly or indirectly controlled by, or more than 50% owned by, another entity.

4.2. Authorization of the Documents. The execution, delivery and performance by Parent and Newco of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or limited liability company action on the part of Parent and Newco, respectively (and do not or will not require the approval or consent of the shareholders of Parent), and this Agreement and each of the Ancillary Agreements when executed will constitute a legal, valid and binding obligation of each of Parent and Newco, enforceable against Parent and Newco in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except to the extent that the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses. As of the Initial Closing, the Cross Licensing Agreement will have been duly authorized, executed and delivered by Motient Communications and will be the legal, valid and binding obligation of Motient Communications, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except to the extent that the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses.

4.3.     Capitalization.
         --------------

(a) Parent. The authorized capitalization of Parent as of the date hereof consists of: (i) 200,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding, and (ii) 150,000,000 shares of Parent Common Stock, of which 49,506,308 shares were issued and outstanding as of June 19, 2000. Since June 19, 2000, no shares of capital stock of Parent have been issued except pursuant to the exercise of options outstanding on June 19, 2000. All such outstanding shares of Parent Common Stock are validly issued, fully paid and nonassessable. The information set forth on the capitalization table set forth in Section 4.3(a) of the Disclosure Schedule, including, without limitation, the information regarding the outstanding options to purchase Parent Common Stock and fully diluted share information is true, correct and complete as of June 19, 2000. Except as listed in Section 4.3(a) of the Disclosure Schedule, there are no outstanding options, warrants, subscription rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of capital stock of Parent (collectively, "Parent Options"), or by which Parent or any of its subsidiaries is or may become bound to issue additional shares of its capital stock or options, warrants or other rights to purchase or acquire any shares of its capital stock or other rights, agreements or commitments which obligate the Parent to register any shares of its capital stock.

(b) Newco. Immediately prior to the Initial Closing, the sole member of Newco will be, and the only interest in Newco will be held by, Parent. Immediately after the Initial Closing, the ownership of Newco shall be as set forth in the LLC Operating Agreement. All such outstanding interests will be validly issued. Except pursuant to the LLC Operating Agreement, no member of Newco is entitled to pre-emptive rights. Except for the Investors Option granted to the Investors pursuant to Section 2.1 of this Agreement, there are not now and will not as of the Initial Closing be, any outstanding options, warrants, subscription rights, calls or commitments of any character whatsoever relating to, or interests or rights convertible into, or exchangeable for, interests of any character of Newco, or by which Newco is or may become bound to issue additional interests (collectively, "Newco Options"). Newco has not, since its inception, declared or paid any dividend or made any other distribution of cash or other property to its members.

4.4. Authorization and Issuance of Parent Capital Stock and Investor Interests. The authorization, issuance, sale and delivery of the Investor Interests pursuant to this Agreement and the authorization, reservation, issuance, sale and delivery of Parent Common Stock pursuant to the Parent Conversions and the Parent Common Stock Purchase Option have been duly authorized by all requisite limited liability company or corporate action on the part of Newco and Parent, as the case may be, and when issued, sold and delivered in accordance with this Agreement, the (i) Investor Interests will be validly issued and outstanding with no personal liability attaching to the ownership thereof (other than as provided in the Delaware Limited Liability Company Act) and (ii) the Parent Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to ownership thereof, in each case, free and clear of any Encumbrances, other than Encumbrances, if any, arising as a result of actions taken by the Investors or arising pursuant to applicable federal and state securities laws, and not subject to preemptive or similar rights of members or stockholders of Newco, Parent or others. The terms, designations, powers, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions, of the Investor Interests are as stated in the LLC Operating Agreement. As of the Closing, Parent has reserved a sufficient number of shares of Parent Common Stock for issuance upon the exercise of the Parent Common Stock Purchase Option and in the event of the Parent Conversions.

4.5.     SEC and Other Documents; Financial Statements.
         ---------------------------------------------

(a) Parent has delivered or made available to the Investors each registration statement, report, proxy statement or information statement and all exhibits, amendments and supplements thereto filed with the Securities and Exchange Commission ("SEC") since January 1, 2000, which are listed in Section 4.5(a) of the Disclosure Schedule, each in the form (including exhibits and any amendments and supplements thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). Except as set forth in Section 4.5(a) of the Disclosure Schedule, the Parent Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Company under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Parent Reports (i) complied, and any Parent Reports filed with the SEC subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Laws and
(ii) did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There is no unresolved violation asserted by any government authority with respect to any of the Parent Reports.

(b) Each of the balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, stockholders' equity (deficit) and cash flows included in or incorporated by reference into the Parent Reports
(including any related notes and schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, for the absence of notes thereto, and subject to normal recurring year-end adjustments which have not been and will not be material in nature or amount.

4.6. No Undisclosed Liabilities. Except as disclosed in the Parent Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since March 31, 2000 in the ordinary course of business consistent with past practices, Parent and its subsidiaries do not have any liabilities, either accrued, contingent or otherwise, of the type required to be reflected in financial statements in accordance with GAAP, and whether due or to become due, which individually or in the aggregate, have had or are reasonably likely to have a material adverse effect on the properties, business, prospects, operations, earnings, assets, liabilities or the condition (financial or otherwise) (a "Material Adverse Effect") of Parent.

4.7. Absence of Certain Changes or Events. Except as disclosed in the Parent Reports filed with the SEC prior to the date hereof or in Section 4.7 of the Disclosure Schedule, since December 31, 1999, Parent and its subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been (a) any change, circumstance or event that could reasonably be expected to result in a Material Adverse Effect on Parent, Newco, Sub or the transactions contemplated by this Agreement, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Parent Common Stock or Investor Interests, (c) any material commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by Parent or any of its subsidiaries outside the ordinary course of business, or (d) any material change in the Parent's accounting principles, practices or methods.

4.8. No Conflict. The execution and delivery by each of Parent and Newco of this Agreement, and by Parent, Newco, Sub and Motient Communications of the Ancillary Agreements to which it is a party, and the consummation by each of Parent, Newco, Sub and Motient Communications of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof (including, without limitation, the issuance, sale and delivery of the Investor Interests) will not (a) violate or conflict with, or require any consent, approval, notice or filing under, any provision of any domestic (federal, state or local) or foreign law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets other than violations or conflicts which would not reasonably be expected to have a Material Adverse Effect on Parent, Newco, Sub or the transactions contemplated by this Agreement or the Ancillary Agreements, (b) conflict with, or result in any violation or breach of, or constitute (with due notice or lapse of time, or both) a default or loss of a benefit under, or cause or permit the acceleration under, the terms, conditions or provisions of (i) the Series A and Series B 12 1/4% Senior Notes due 2008 Indenture, dated March 31, 1998, of Motient Holdings Inc. ("Holdings") (the "Indenture") or (ii) any other indenture, mortgage, guaranty, lease, license or other contract, agreement or understanding, written or oral (each, a "Contract") to which Parent, Newco or Sub is a party or to which any of their properties or assets are subject (all of which are listed in Section 4.8 of the Disclosure Schedule) which could reasonably be expected to have a Material Adverse Effect on Parent, Newco, Sub or the transactions contemplated by this Agreement, or any of the Ancillary Agreements, (c) result in the creation or imposition of any Encumbrance upon any of Parent's, Newco's or Sub's properties or assets which could reasonably be expected to have a Material Adverse Effect on Parent, Newco, Sub or the transactions contemplated by this Agreement or any of the Ancillary Agreements, or (d) violate Parent's, Newco's or Sub's organizational documents. Parent and Sub have received all necessary consents or waivers from their lenders and guarantors with respect to the transactions contemplated hereby and by the Ancillary Agreements (other than any consents that may be needed in connection with the transactions contemplated by the Section 2.1 Letter), and the fairness opinion(s) required by Section 4.11 of the Indenture has/have been obtained and copies of such documents have been delivered to the Investors. No other consent, waiver, approval, document or action is required for Parent and its subsidiaries (including Sub) to be in full compliance with the provisions of the agreements relating to their financing arrangements upon consummation of the transactions contemplated hereby and by the Ancillary Agreements.

4.9. Litigation; Orders. Except as set forth in the Parent Reports, there is no civil, criminal or administrative action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity by or before any court, arbitrator or similar panel, governmental instrumentality or other agency now pending or, to the best knowledge of Parent, threatened against Parent, Sub or Newco or the assets (including the Intellectual Property) of Parent, Sub or Newco (a "Litigation") which if determined adversely to Parent, Sub or Newco could reasonably be expected to have a Material Adverse Effect on Parent, Newco, Sub or the transactions contemplated by this Agreement. None of Parent, Sub or Newco is subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality.

4.10. Compliance with Laws; Permits. Except as provided in Section 4.10 of the Disclosure Schedule and except for matters governed by Section 4.15, Parent, Newco and Sub are and have been, since their respective dates of incorporation, in compliance with, and have conducted their business in compliance with, all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders, including environmental, applicable to them other than instances of non-compliance which have not had and are not reasonably expected to have a Material Adverse Effect on Parent, Newco, Sub or the transactions contemplated hereby. Each of Parent, Newco and Sub has all federal, state, local and foreign governmental licenses, permits, qualifications and authorizations ("Permits") materially necessary in the conduct of its business as currently conducted. All such Permits are in full force and effect, and no material violations have been recorded in respect of any such Permits; no material proceeding is pending or, to the best knowledge of Parent, threatened to revoke or limit any such Permit; and no such Permit will be suspended, cancelled or adversely modified in any material respect as a result of the execution and delivery of this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby.

4.11. Offering Exemption. Assuming the accuracy of the representations and warranties contained in Section 5 hereof, the offer and sale of the Investor Interests as contemplated hereby, and issuance and delivery of Parent Common Stock in connection with the Parent Conversions or upon the exercise of the Parent Common Stock Purchase Option (as defined below) are each exempt from registration under the Securities Act as in effect on the date of this Agreement and under applicable state securities and "blue sky" laws, as currently in effect.

4.12. Consents. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required by Parent or Newco in connection with the execution, delivery and performance of this Agreement, or by Parent, Newco or Sub in connection with the execution, delivery and performance of the Ancillary Agreements to which it is a party, the consummation by Parent, Newco or Sub of the transactions contemplated hereby or thereby, or the issuance, sale or delivery of the Investor Interests or Parent Common Stock (other than (i) such notifications or filings required under the HSR Act, the Communications Act of 1934, as amended (the "FCC Act") and applicable federal or state securities laws, if any, which shall be made on a timely basis and (ii) permits, authorizations, consents and approvals which, if not obtained, could not reasonably be expected to have a Material Adverse Effect on Parent, Newco, Sub or the transactions contemplated by this Agreement and the Ancillary Agreements).

4.13. Brokers. No agent, broker, investment banker or other firm or person, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Parent, Sub or Newco in connection with this Agreement or the Ancillary Agreements or any of the transactions contemplated hereby or thereby.

4.14. Public Utility Holding Company, Etc. Neither Parent or Newco nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of a "public utility company," a "holding company" or a "subsidiary company" of a holding company as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

4.15. FCC(a) . (a) Section 4.15 of the Disclosure Schedule contains a true and complete list of all material licenses, permits, and authorizations ("Licenses"), including the frequencies authorized for and the issuance and expiration dates of each such License, issued to Parent or Sub by the FCC in connection with the operation of the Existing Business. No such License is subject to any restriction or condition which would limit in any material respect the full operation of the Existing Business as now operated, and no proceeding, inquiry, investigation or other administrative action is pending or, to Parent's knowledge, threatened by or before the FCC that would reasonably be expected to result in the revocation of any material FCC authorization or otherwise impair in any material respect the full operation of the Existing Business. The representations contained in this Section 4.15 are limited by the statements set forth in the section of Parent's most recent SEC Form 10-K entitled "Business -- Regulation" filed with the Securities and Exchange Commission on March 30, 2000 ("Regulatory Disclosure"). The statements contained in the Regulatory Disclosure fully and accurately describe, with respect to the Existing Business, the material legal matters and proceedings arising under the Communications Act of 1934, as amended, and the published rules, regulations, and policies promulgated thereunder by the FCC.

(b) Section 4.15 of the Disclosure Schedule contains a true and complete list of all material pending applications, including requests for extension of construction or other performance milestones ("Applications"), and including the frequencies applied for and the filing date of each such Application, that have been filed by Parent or Sub with the FCC relating to the Existing Business. Neither Parent nor Sub is aware of any reason why any Application would not granted by the FCC. Parent and Sub have delivered to Investor true and complete copies of the Licenses and Applications, including any all additions, amendments and other modifications thereto.

(c) Sub is the authorized legal holder of all the Licenses. The Licenses are in good standing, are in full force and effect, and are unimpaired by any act or omission of Parent, Sub, or any of their officers, directors, or employees; and the operation of the Existing Business is in full compliance with the Licenses. These Licenses are sufficient for the lawful conduct of the business and operation of the Existing Business in the manner and to the full extent they are currently conducted. All material reports, forms, and statements required to be filed with the FCC with respect to the Existing Business have been filed and are complete and accurate in all material respects.

(d) In 1999, Sub had access to the spectrum assigned to Sub in the 1999 coordination agreement among the North American L-band operators. Parent believes that Sub should continue to have access in 2000 to as much of this spectrum as Sub is able to use.

(e) No consent, authorization, approval, order, exemption, waiver, or other action of the FCC is required for the consummation of the Initial Investment.

4.16. Sub Representations and Warranties. All representation and warranties made by Sub in or pursuant to the Research and Development Agreement and the Asset Sale Agreement (as qualified by the disclosure schedule thereto), are incorporated herein as though made in their entirety by Parent in this Agreement.

4.17. Restrictions. Newco is not and will not be a party to any loan agreement or other financing document giving rise to any obligations, restrictions, limitations or Encumbrances with respect to Newco or its assets. So long as Parent shall own an interest in Newco of 50% or greater, the only contractual obligations of Parent relating to Newco (other than those contained in this Agreement and the Ancillary Agreements) shall be the provisions of Parent's term loan agreement and the revolving credit facility of Holdings relating to Parent's subsidiaries. Following consummation of the Investors Option Closing and assuming that Parent shall then own less than a 50% Percentage Interest in Newco, such requirements shall cease to be applicable, other than Parent's pledge of all of its Membership Interests in Newco to its banks and guarantors.

4.18. Newco Activities. Newco has not conducted any business or engaged in any activity or taken any actions, other than those solely in connection with, relating to, and necessary for this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby. Newco has no assets, other than a nominal amount of cash obtained in connection with Parent's subscription for its Newco Interests, and no liabilities or obligations of any type whatsoever other than its obligations under the Ancillary Agreements to which it is a party.

4.19. Disclosure. Neither this Agreement nor any Ancillary Agreement (nor any certificate or instrument executed in connection with this Agreement or any Ancillary Agreement) furnished or made to the Investors by or on behalf of Parent, Sub or Newco omits to state a material fact required to be stated therein or necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.

Section 5. Representations and Warranties of the Investors. Each Investor represents and warrants to Parent as of the date hereof as follows:

5.1. Investment Representations(a) . (a) Such Investor understands that the Investor Interests, and the Parent Common Stock Purchase Option and the Parent Common Stock to be issued pursuant thereto (collectively, the "Parent Securities") (i) have not been, and will not be, registered under the Securities Act or any state securities laws, (ii) are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part on the representations of such Investor contained in this Agreement, and (iii) the Parent Securities may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

(b) Acquisition for Own Account. Such Investor is acquiring the Parent Securities for its own account, for investment only and not with a view to the distribution thereof within the meaning of the Securities Act.

(c) Accredited Investor; Domicile. Such Investor is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act). Such Investor is a resident of the State or Commonwealth set forth on Schedule I hereto and the Parent Securities were offered and sold to such Investor solely in the State or Commonwealth set forth on Schedule I hereto.

(d) Investors Able to Bear Economic Risk. Such Investor has substantial experience in evaluating and investing in private transactions of securities in companies similar to Newco and Parent so that it is capable of evaluating the merits and risks of its investment in Newco and Parent and has the capacity to protect its own interests. Such Investor understands that an investment in the Parent Securities acquired pursuant to this Agreement is highly speculative and involves substantial economic risk. Such Investor understands that it must bear the economic risk of this investment indefinitely unless Parent Securities are registered pursuant to the Securities Act, or an exemption from registration is available, and that such Investor may sustain, and is financially able to sustain, a complete loss of its investment pursuant to this Agreement. Such Investor understands that the Company has no present intention of registering the Parent Securities. Such Investor also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Investor to transfer all or any portion of Parent Securities under the circumstances, in the amounts or at the times such Investor might propose.

(e) Investor Can Protect Its Interest. By reason of its or of its management's business or financial experience, such Investor has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Further, such Investor is aware of no publication of any advertisement in connection with the transactions contemplated by this Agreement.

(f) Company Information. Such Investor has had an opportunity to discuss the business, management and financial affairs of Parent and Newco with directors, officers and management of Parent and Newco. Such Investor has also had the opportunity to ask questions of, and receive answers from, Parent and Newco and its management regarding the terms and conditions of this Investment.

5.2. Organization and Good Standing; Power and Authority. Such Investor (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Such Investor has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party.

5.3. Authorization of Documents. The execution, delivery and performance by the Investor of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of such Investor, and this Agreement and each of such Ancillary Agreements when executed will constitute a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except to the extent that the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses.

5.4. No Conflict. The execution and delivery by such Investor of this Agreement and the Ancillary Agreements to which it is a party, and the consummation by such Investor of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not (a) violate or conflict with, or require any consent, approval, notice or filing under, any provision of any domestic (federal, state or local) or foreign law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets, (b) conflict with, or result in any violation or breach of, or constitute (with due notice or lapse of time, or both) a default or loss of a benefit under, or cause or permit the acceleration under, the terms, conditions or provisions of any indenture, mortgage, guaranty, lease, license or other contract, agreement or understanding, written or oral to which it is a party or to which its properties or assets is subject, which could reasonably be expected to have a Material Adverse Effect on such Investor's ability to consummate the transactions contemplated by the Agreement, (c) result in the creation or imposition of any Encumbrance upon any of its properties or assets, which could reasonably be expected to have a Material Adverse Effect on such Investor's ability to consummate the transactions contemplated by this Agreement or (d) violate its organizational documents.

5.5. Litigation; Orders. There is no civil, criminal or administrative action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity by or before any court, arbitrator or similar panel, governmental instrumentality or other agency now pending or, to the best knowledge of such Investor, threatened against such Investor which if determined adversely to such Investor could reasonably be expected to have a Material Adverse Effect on such Investor's ability to consummate the transactions contemplated by this Agreement. Such Investor is not subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality.

5.6. Compliance with Laws; Permits. Such Investor is and has been, since the date of its incorporation, in compliance with, and has conducted its business in compliance with, all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders applicable to it, which if Investor failed to comply would be reasonably likely to have a Material Adverse Effect on such Investor's ability to consummate the transactions contemplated by this Agreement. Such Investor has all Permits materially necessary in the conduct of its business as currently conducted. All such Permits are in full force and effect, and no material violations have been recorded in respect of any such Permits; no material proceeding is pending or, to the best knowledge of the Investor, threatened to revoke or limit any such Permit; and no such Permit will be suspended, cancelled or adversely modified as a result of the execution and delivery of this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby.

5.7. Consents. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required by such Investor in connection with the execution, delivery and performance of this Agreement, or in connection with the execution, delivery and performance of the Ancillary Agreements to which it is a party, or the consummation by such Investor of the transactions contemplated hereby or thereby (other than (i) notifications or filings required under the HSR Act, the FCC Act and applicable federal or state securities law, if any, which shall be made on a timely basis and (ii) permits, authorizations, consents and approvals which, if not obtained, could not reasonably be expected to have a Material Adverse Effect on such Investor's ability to consummate the transactions contemplated by this Agreement).

5.8. Brokers. No agent, broker, investment banker or other firm or person, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from such Investor in connection with this Agreement or any of the transactions contemplated hereby.

5.9. Appointment of Investor Group Designees. Without in any way limiting any Investor's right to vote or transfer its Investor Interest in its sole discretion or to otherwise exercise its rights or receive the benefits of ownership of such Investor Interest (subject, in each case to the limitations, restrictions and other provisions contained in the LLC Operating Agreement), each Investor hereby irrevocably delegates the power and authority relating to the exercise of the Parent Conversions, and the matters set forth in clauses (i) through (iv) below, to such Investor's Investor Group Designee as set forth on
Schedule I hereto (each, an "Investor Group Designee") and appoints such Investor Group Designee as its true and lawful agent and attorney, for and in the name, place and stead of such Investor (i) to exercise at any time the right to deliver a Conversion Notice, (ii) to request a Parent Conversion, (iii) to exercise such Investor's rights under Section 3.1 of this Agreement and (iv) to send or receive notices, and make elections and decisions of any type, under this Agreement. Each Investor hereby affirms that this grant of power and authority may under no circumstances be revoked except with the prior written consent of such Investor's Investor Group Designee and Parent, which shall not be unreasonably withheld. The authority given to any Investor Group Designee hereunder may be transferred by such Investor Group Designee to any single person or entity upon notice to Parent, but in no event shall these be more than three Investor Group Designees.

Section 6. Representations and Warranties of Parent and Newco. Except as disclosed in the disclosure schedule to be delivered by Parent and Newco to the Investors on the Newco Update Date (the "Newco Disclosure Schedule"), as required by Sections 2.2(d) and 2.3(a), Parent and Newco shall represent and warrant to the Investors on the Newco Update Date and the Investors Option Closing Date as follows:

6.1. Organization and Good Standing; Power and Authority;  Qualifications. Newco
(a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Newco has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party. Newco is qualified to transact business as a foreign limited liability company in, and is in good standing under the laws of the Commonwealth of Virginia.

6.2. Authorization of the Documents. The execution, delivery and performance by Newco of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Newco (and do not or will not require the approval or consent of the shareholders of Newco), and this Agreement and each of the Ancillary Agreements when executed will constitute a legal, valid and binding obligation of Newco, enforceable against Newco in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except to the extent that the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses.

6.3. Capitalization. Immediately prior to the Investors Option Closing, the ownership of Newco shall be as then set forth in the LLC Operating Agreement. All such outstanding interests will be validly issued. Except pursuant to the LLC Operating Agreement, no member of Newco is entitled to pre-emptive rights. Except for the Investors Option granted to the Investors pursuant to Section 2.1 of this Agreement, there will not as of the Investors Option Closing be any outstanding Newco Options. Newco has not, since its inception, declared or paid any dividend or made any other distribution of cash, stock or other property to its members.

6.4. Authorization and Issuance of Investor Interests. The authorization, reservation, issuance, sale and delivery of the Investor Interests pursuant to the Investors Option have been duly authorized by all requisite limited liability company action on the part of Newco and when issued, sold and delivered in accordance with this Agreement, the Investor Interests will be validly issued and outstanding, with no personal liability attaching to the ownership thereof (other than as provided in the Delaware Limited Liability
Act), free and clear of any Encumbrances, other than Encumbrances, if any, arising as a result of actions taken by the Investors or arising pursuant to applicable federal and state securities laws, and not subject to preemptive or similar rights of members of Newco or others. The terms, designations, powers, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions, of the Investor Interests are as stated in the LLC Operating Agreement.

6.5. Financial Statements. Each of the balance sheets included in the most recent monthly and quarterly Newco Financial Statements (as defined in Section 7.8(b)) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, stockholders' equity (deficit) and cash flows included in the most recent monthly and quarterly Newco Financial Statements fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and except for the absence of notes thereto, and subject to normal recurring year-end adjustments which have not been and will not be material in nature or amount.

6.6. No Undisclosed Liabilities. Except as disclosed in the Newco Financial Statements, and except for normal or recurring liabilities incurred since the date of the Newco Financial Statements in the ordinary course of business consistent with past practices, Newco does not have any liabilities, either accrued, contingent or otherwise, of the type required to be reflected in financial statements in accordance with GAAP, and whether due or to become due, which individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on Newco.

6.7. Absence of Certain Changes or Events. Except as disclosed in the Newco Financial Statements, since the date of the Newco Financial Statements, Newco has conducted its business only in the ordinary course, and there has not been
(a) any change, circumstance or event that could reasonably be expected to result in a Material Adverse Effect on Newco, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Investor Interests, (c) any material Commitment entered into by Newco outside the ordinary course of business, or (d) any material change in Newco's accounting principles, practices or methods.

6.8. No Conflict. The execution and delivery by Newco of this Agreement, and by Newco of the Ancillary Agreements to which it is a party, and the consummation by Newco of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not (a) violate or conflict with, or require any consent, approval, notice or filing under, any provision of any domestic (federal, state or local) or foreign law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets other than violations or conflicts which would not reasonably be expected to have a Material Adverse Effect on Newco, (b) conflict with, or result in any violation or breach of, or constitute (with due notice or lapse of time, or both) a default or loss of a benefit under, or cause or permit the acceleration under, the terms, conditions or provisions of (i) the Indenture or (ii) any Contract to which Newco is a party or to which its properties or assets is subject (all of which are listed in Section 6.8(b)(ii) of the Newco Disclosure Schedule) which could reasonably be expected to have a Material Adverse Effect on Newco, (c) result in the creation or imposition of any Encumbrance upon any of Newco's properties or assets which could reasonably be expected to have a Material Adverse Effect on Newco, or (d) violate Newco's organizational documents.

6.9. Litigation; Orders. There is no Litigation against Newco which if determined adversely to Newco could reasonably be expected to have a Material Adverse Effect on Newco. Newco is not subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality.

6.10. Compliance with Laws; Permits. Newco is and has been, since its date of incorporation, in compliance with, and has conducted its business in compliance with, all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders, including environmental, applicable to it which if Newco failed to comply could reasonably be expected to have a Material Adverse Effect on Newco. Newco has all Permits materially necessary in the conduct of its business as currently conducted. All such Permits are in full force and effect, and no material violations have been recorded in respect of any such Permits; no material proceeding is pending or, to the best knowledge of Newco, threatened to revoke or limit any such Permit; and no such Permit will be suspended, cancelled or adversely modified in any material respect as a result of the execution and delivery of this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby.

6.11. Title. Newco has good and marketable title to all of its material properties and assets, real and personal, and has good title to all its leasehold interests, in each case subject only to Encumbrances created in the ordinary course of business.

6.12. ERISA Matters. Each plan maintained by or contributed to by Newco is in compliance in all respects with all presently applicable provisions of law, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); neither Newco nor any entity that is or was at any time treated as a single employer with Newco under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code") has incurred or expects to incur liability with respect to a plan subject to Title IV of ERISA or Section 412 of the Code; and each "pension plan" (as defined in ERISA) for which Newco would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

6.13. Insurance. Newco maintains property and casualty, general liability, personal injury, director and officer and other similar types of insurance with financially sound and reputable insurers that is adequate and consistent with industry standards. Newco has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to Newco) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy covering Newco presently in force.

6.14. Labor Relations; Employees. Newco is not delinquent in payments to any of its employees, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by the date hereof or amounts required to be reimbursed by them to the date hereof, (ii) Newco is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours except where failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Newco, (iii) Newco is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and no labor union has requested or, to the best knowledge of Newco, has sought to represent any of the employees, representatives or agents of Newco, (iv) there is no labor strike, dispute, slowdown or stoppage actually pending, or, to the best knowledge of Newco, threatened against or involving Newco, and (v) to the best knowledge of Newco, no salaried key employee has any plans to terminate his or her employment with Newco. Each of the executive officers of Newco who has or had access to confidential information of Newco has executed a confidentiality agreement, and such agreements are in full force and effect.

6.15. Agreements(a) . (a) Newco is not a party to, or bound or subject to, any Contract, other than (x) any Contract which (i) pursuant to its terms, has expired, been terminated or fully performed by the parties, and in each case, under which Newco has no liability, contingent or otherwise, or (ii) involves monthly payments to or from Newco (as opposed to an indemnity agreement or similar contract under which a party is not required to make fixed monthly payments) which monthly payments do not aggregate on an annual basis to $250,000 or more, and in each case, is not material to the business, condition (financial or otherwise), operations or prospects of Newco and (y) as set forth in Section 4.17.

(b) Assuming the due execution and delivery by the other parties thereto, each of such Contracts is, as of the date hereof, legal, valid, binding and in full force and effect and enforceable in accordance with its terms. There is no breach, violation or default by Newco (or, to the best knowledge of Newco, any other party) under any such Contract except where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect on Newco, and no event (including, without limitation, the consummation of the transactions contemplated by this Agreement) which, with notice or lapse of time or both, would (A) constitute a breach, violation or default by Newco (or, to the best knowledge of Newco, any other party) under any such Contract except where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect on Newco, or (B) give rise to any lien or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against Newco under any such Contract. Newco is not or, to the knowledge of Newco, no other party to any of such Contracts (i) is in arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Contracts or (ii) has granted or has been granted any waiver or indulgence under any of such Contracts or has repudiated any provision thereof.

6.16. Offering Exemption. Assuming the accuracy of the representations and warranties contained in Section 5 hereof, the issuance and delivery of Investor Interests to the Investors upon exercise of the Investors Option are exempt from registration under the Securities Act as in effect on the date of this Agreement and under applicable state securities and "blue sky" laws, as currently in effect.

6.17. Consents. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required by Newco in connection with the execution, delivery and performance of this Agreement, or by Newco in connection with the execution, delivery and performance of the Ancillary Agreements to which it is a party, the consummation by Newco of the transactions contemplated hereby or thereby, or the issuance, sale or delivery of the Investor Interests (other than (i) such notifications or filings required under the HSR Act, the FCC Act and applicable federal or state securities laws, if any, which shall be made on a timely basis and (ii) permits, authorizations, consents and approvals which, if not obtained, could not reasonably be expected to have a Material Adverse Effect on Newco).

6.18. Brokers. No agent, broker, investment banker or other firm or person, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Newco in connection with this Agreement or the Ancillary Agreements or any of the transactions contemplated hereby or thereby.

6.19. Public Utility Holding Company,  Etc. Neither Newco nor any Subsidiary is:
(i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of a " public utility company," a "holding company" or a "subsidiary company" of a holding company as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

6.20. FCC(a) . (a) Section 6.20 of the Newco Disclosure Schedule contains a true and complete list of all material Licenses, including the frequencies authorized for and the issuance and expiration dates of each such License, issued to Parent or Sub or Newco by the FCC in connection with the operation of the Existing Business. No such License is subject to any restriction or condition which would limit in any material respect the full operation of the Existing Business as now operated, and no proceeding, inquiry, investigation or other administrative action is pending or, to Parent's knowledge, threatened by or before the FCC that would reasonably be expected to result in the revocation of any material FCC authorization or otherwise impair in any material respect the full operation of the Existing Business. The representations contained in this Section 6.20 are limited by the statements set forth in the section of Parent's most recent Regulatory Disclosure. The statements contained in the Regulatory Disclosure fully and accurately describe, with respect to the Existing Business, the material legal matters and proceedings arising under the Communications Act of 1934, as amended, and the published rules, regulations, and policies promulgated thereunder by the FCC.

(b) Section 6.20 of the Newco Disclosure Schedule contains a true and complete list of all material Applications, and including the frequencies applied for and the filing date of each such Application, that have been filed by Parent or Sub with the FCC relating to the Existing Business. Neither Parent nor Sub nor Newco is aware of any reason why any Application would not granted by the FCC. Parent, Sub and Newco have delivered to Investor true and complete copies of the Licenses and Applications, including any additions, amendments and other modifications thereto.

(c) Sub is the authorized legal holder of all the Licenses, other than Licenses held by Newco. The Licenses are in good standing, are full force and effect, and are unimpaired by any act or omission of Parent, Sub or Newco, or any of their officers, directors, or employees; and the operation of the Existing Business is in full compliance with the Licenses. These Licenses are sufficient for the lawful conduct of the business and operation of the Existing Business in the manner and to the full extent they are currently conducted. All material reports, forms, and statements required to be filed with the FCC with respect to the Existing Business have been filed and are complete and accurate in all material respects.

(d) In 1999, Sub had access to the spectrum assigned to Sub in the 1999 coordination agreement among the North American L-band operators. Parent believes that Sub should continue to have access for the year in which the Investors Option Closing occurs to as much of this spectrum as Sub is able to use.

(e) No consent, authorization, approval, order, exemption, waiver, or other action of the FCC is required for the consummation of the Initial Investment.

6.21. Restrictions. Newco is not and will not be a party to any loan agreement or other financing document giving rise to any obligations, restrictions, limitations or Encumbrances with respect to Newco or its assets. So long as Parent shall own an interest in Newco of 50% or greater, the only contractual obligations of Parent relating to Newco (other than those contained in this Agreement and the Ancillary Agreements) shall be the provisions of Parent's term loan agreement and the revolving credit facility of Holdings relating to Parent's subsidiaries. Following consummation of the Investors Option Closing and assuming that Parent shall then own less than a 50% Percentage Interest in Newco, such requirements shall cease to be applicable, other than Parent's pledge of all of its Membership Interests in Newco to its banks and guarantors.

6.22. Sub Representations and Warranties. All representations and warranties made by Sub in the Asset Sale Agreement (as qualified by the disclosure schedule thereto), are incorporated herein as though made in their entirety by Newco in this Agreement.

6.23. Environmental Matters. There are, with respect to Newco, no past or present violations of Environmental Law (as defined below), nor any actions, activities, circumstances, conditions, events, incidents, or contractual obligations which are reasonably likely to give rise to any liability which would have a Material Adverse Effect on Newco pursuant to any Environmental Law, and neither Parent nor Newco has received any written notice with respect to any of the foregoing nor is any Litigation pending or, to the knowledge of Parent and Newco, threatened in connection with any of the foregoing.

          For purposes of this Section 6.23, capitalized terms used herein shall have the following meanings:

          "Environmental Laws" shall mean, all applicable provisions of federal, state, local or foreign law (including applicable principles of common and civil law), statutes, ordinances, rules, regulations, published standards and directives that have the force and effect of law, permits, licenses, judgments, writs, injunctions, decrees and orders enacted, promulgated or issued by any Public Authority, and all indemnity agreements and other contractual obligations, as in effect at such date, relating to (i) the protection of the environment, including the air, surface and subsurface soils, surface waters, groundwaters and natural resources, and (ii) occupational health and safety and exposure of persons to Hazardous Materials. Environmental Laws shall include the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., and any other laws imposing or creating liability with respect to Hazardous Materials.

          "Hazardous Material" shall mean any substance regulated by any Environmental Law.

          "Public Authority" shall mean any supranational, national, regional, state or local government court, governmental agency, authority, board, bureau, instrumentality or regulatory body.

6.24. Proprietary Rights. Except for matters which would not, in the aggregate, have a Material Adverse Effect on Newco, (i) Newco is the sole owner, free and clear of any Encumbrance, of, or has a valid license, without the payment of any royalty except with respect to off-the-shelf software and otherwise on commercially reasonable terms, to, all U.S. and foreign trademarks, service marks, logos, designs, trade names, internet domain names and corporate names, and the goodwill of the business connected therewith and symbolized thereby, patents, registered designs, copyrights, computer software and databases, whether or not registered, web sites and web pages and related items (and all intellectual property and proprietary rights incorporated therein) and all other trade secrets, research and development, formulae, know-how, proprietary and intellectual property rights and information, including all grants, registrations and applications relating thereto (collectively, the "Proprietary Rights") described in Schedule 6.24 of the Newco Disclosure Schedule, (such Proprietary Rights owned by or licensed to Newco, collectively, the "Newco Rights"); (ii) Newco has taken, and will take, all actions which are necessary or advisable in order to protect the Newco Rights, and to acquire Proprietary Rights, consistent with prudent commercial practices in the telecommunications industry; (iii) Newco's rights in the Newco Rights are valid and enforceable;
(iv) neither Parent nor Newco has received any demand, claim, notice or inquiry from any person or entity in respect of the Newco Rights which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of Newco in, any such Newco Rights, and neither Parent nor Newco knows of any basis for any such challenge; (v) Newco is not in violation or infringement of, and has not violated or infringed, any Proprietary Rights of any other person or entity; (vi) to the knowledge of Parent and Newco, no person or entity is infringing any Newco Rights; and (vii) except on an arm's-length basis for value and other commercially reasonable terms, Newco has not granted any license with respect to any Newco Rights to any person or entity.

6.25. Disclosure. Neither this Agreement nor any Ancillary Agreement (nor any certificate or instrument executed in connection with this Agreement or any Ancillary Agreement) furnished or made to the Investor by or on behalf of Newco omits to state a material fact required to be stated therein or necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.

Section 7. Certain Covenants.
           -----------------

7.1. Notification of Certain Matters. The Investors, Parent and Newco shall each notify the other party in writing of its discovery of any matter that would render any of such party's representations and warranties contained herein untrue or incorrect in any material respect.

7.2. Hart Scott-Rodino Filing. The parties shall make any appropriate filings of Notification and Report Forms pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

7.3. Affirmative Covenants.
     ---------------------

(a) System of Accounting. The books of account and other financial and corporate records of Newco shall be maintained in accordance with good business and accounting practices to allow the preparation of financial statements in accordance with generally accepted accounting principles.

(b) Maintenance of Existence, etc. Newco shall, and (until the Investors Option Closing) Parent shall cause Newco and Sub to, maintain in full force and effect its respective corporate or limited liability company existence, rights, governmental approvals and franchises and all licenses and other rights to use patents, processes, trademarks, trade names or copyrights owned or possessed by it and material to the conduct of its business.

(c) Compliance with Laws. Newco shall, and (until the Investors Option Closing) Parent shall cause Newco and Sub to, comply with all applicable laws, rules, regulations and orders.

(d) Maintenance of Properties and Leases. Newco shall, and (until the Investors Option Closing) Parent shall cause Newco and Sub to, keep their properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all reasonably needful and proper, or legally required, repairs, renewals, replacements, additions and improvements thereto.

(e) Insurance. Newco shall, and (until the Investors Option Closing) Parent shall cause Newco and Sub to, keep its respective assets which are of an insurable character, if any, insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated. Newco shall, and (until the Investors Option Closing) Parent shall cause Newco to, also obtain and maintain directors and officers insurance to the extent and in the manner customary for companies similarly situated.

7.4. Certain Additional Covenants(a) . (a) Parent shall cause Sub and (until the Investors Option Closing) Newco to promptly perform, and Parent hereby unconditionally guarantees the prompt performance by Newco and Sub of, their respective obligations under this Agreement and the Ancillary Agreements, including, without limitation, the obligations of Sub to consummate the transactions contemplated by the Ancillary Agreements.

(b) Until the later of (x) the lapse of the Investors Option, or (y) the Investors Option Closing, Parent shall not, and shall not permit any of its direct or indirect subsidiaries to, engage in any transaction which would have the effect of transferring ultimate control of Sub to any person or entity not controlled by Parent, or of divesting Parent of ultimate control of Sub, without the consent of a majority in interest of the Investors, which consent shall not be unreasonably withheld if (i) in connection with a bona fide disposition of assets in which the stock or assets of Sub constitute less than 50% in terms of value, ultimate control of Sub is transferred to a person or entity which shall have agreed in writing to be bound by the provisions hereof applicable to Parent, (ii) such transaction shall not materially interfere with or impede the consummation of the transactions contemplated by this Agreement and/or the Ancillary Agreements, and (iii) Parent shall expressly acknowledge in writing that it shall remain fully liable in respect of all liabilities and obligations (including indemnity obligations) undertaken by it under this Agreement and the Ancillary Agreements even if such liabilities or obligations arise from actions taken (or not taken) by such transferee.

(c) Parent shall, and shall cause Newco and Sub to, use all commercially reasonable efforts to satisfy at the appropriate times all closing conditions to the consummation of the Initial Closing, the Investors Option Closing, the Parent Conversions, the Parent Common Stock Purchase Option and the transactions contemplated by the Ancillary Agreements (as defined in the Asset Sale Agreement).

(d) Parent shall not, and shall not permit Newco or Sub to, become bound by any contract, undertaking or obligation that would prohibit, restrict, require any consent for, or give rise to any obligation as a result of, the transactions contemplated hereby or the Ancillary Agreements, other than standard anti-assignability clauses in ordinary course agreements, provided that the inability to transfer such agreements to Newco would not have a Material Adverse Effect on Newco.

(e) Investment Company Act. Parent will not become an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

7.5. Transactions with Affiliates. Except as set forth herein or in the Ancillary Agreements, Newco will not engage in any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of Newco's business and upon fair and reasonable terms no less favorable to Newco than would be obtainable in a comparable arm's-length transaction with a person not an affiliate. As used herein, the term "affiliate" shall mean any officer, director, 10% or greater stockholder, or any family member of any such person, or any business entity controlled by any such person; without limiting the generality of the foregoing, Parent and each of its subsidiaries and affiliates shall be deemed to be affiliates of Newco.

7.6. Reservation of Common Stock. From and after the Initial Closing Date, Parent shall at all times reserve and keep available out of its authorized shares of common stock, solely for the purpose of issue or delivery upon the consummation of the Parent Merger and/or the exercise of the Parent Common Stock Purchase Option, the maximum number of shares of Parent Common Stock that may be issuable or deliverable in connection therewith. Such shares of Parent Common Stock are or will be duly authorized and, when issued or delivered in accordance with its charter and against payment therefor, shall be validly issued, fully paid and non-assessable.

7.7. Use of Proceeds. The amount received by Newco hereunder shall be used as follows: (a) $20 million shall be paid to Sub as contemplated by the Research and Development Agreement, (b) $24 million shall be paid to Sub as a deposit under the Asset Sale Agreement, and (c) the remainder of the proceeds shall be used to provide working capital for Newco and for the payment of the expenses of the parties in connection herewith (as contemplated by Section 20). Parent shall cause Sub to use the proceeds paid to Sub in compliance with its obligation under its various financing arrangements.

7.8.  Financial  Information.  Beginning  three  months  following  the  Initial
      ----------------------
Closing, Newco shall, and Parent shall cause Newco to, furnish to the Investors the following financial statements:

(a) within 115 days after the end of each fiscal year of Newco, an audited balance sheet of Newco as of the end of such fiscal year and the related audited statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with GAAP and certified by a firm of independent public accountants selected by the Board of Directors of Newco; and

(b) within 45 days after the end of each fiscal month of Newco, an unaudited balance sheet of Newco as of the end of such fiscal month and the related unaudited statements if income, stockholders' equity and cash flows for the fiscal month then ended, prepared in accordance with GAAP, except for the absence of notes thereto and subject to normal recurring year end adjustments which will not be material in nature or amount, and certified by the chief financial officer of Newco (the most recent of which shall be referred to herein as the "Newco Financial Statements").

7.9.  Survival  of  Representations,   Warranties,   Agreements  and  Covenants;
Indemnifications.

(a) All representations and warranties made in or pursuant to this Agreement and in or pursuant to the Ancillary Agreements shall survive until two years after the date made (except that the representations and warranties made in Sections 4.8(b)(i) and 6.8(b)(i) shall survive until the expiration of the statute of limitations applicable to any claims that may be made by the holders of the Series A and Series B 12 1/4% Senior Notes due 2008 issued by Holdings) and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investor.

(b) Indemnification by Parent. Parent shall indemnify and hold harmless each Investor and (without duplication of remedies) Newco from and against all damages, losses, claims, liabilities and obligations, costs and expenses (including attorneys' fees) ("Losses") arising in any way out of or related to
(i) the breach by Parent, Newco, Motient Communications or Sub of any representation or warranty made by Parent, Newco, Motient Communications or Sub herein or in any Ancillary Agreement or in any document delivered pursuant hereto or thereto, or (ii) the breach by Parent, Newco, Motient Communications or Sub of any covenant or agreement contained herein or in any Ancillary Agreement or in any document delivered pursuant hereto or thereto. For purposes of this Section 7.9(b), the terms "material" and "Material Adverse Effect", and other materiality qualifiers in the representations and warranties contained herein or in the Ancillary Agreements and in any documents delivered pursuant hereto or thereto, shall be deemed to refer to matters, and groups of related matters, that have a financial or economic impact, or are capable of having a financial or economic impact, of $100,000 or more. For purposes of the foregoing sentence, matters shall be considered to be within "groups of related matters" if they relate to any given Section of the representations and warranties. (For purposes of illustration only, Section 4.6 would be deemed to be breached if Parent had failed to disclose a liability of $25,000 and a liability of $90,000, but not if Parent had failed to disclose seven liabilities of $10,000 each.)

(c) Indemnification by Newco. Newco shall indemnify and hold harmless each Investor from and against all Losses arising in any way out of or related to (i) the breach by Newco of any representation or warranty made by Newco herein or in any document delivered pursuant hereto, or (ii) the breach by Newco of any covenant or agreement contained herein or in any document delivered pursuant hereto.

(d) No Duplication of Remedies. To the extent any party may have more than one remedy for any Losses incurred by it, it may pursue all available remedies but in no event shall be entitled to collect and retain any amount hereunder in excess of its Losses.

(e) Indemnification by Investor. Each Investor shall indemnify and hold harmless Parent from and against all Losses arising in any way out of or related to (i) the breach by such Investor of any representation or warranty made by such Investor herein or in any document delivered pursuant hereto, or (ii) the breach by such Investor of any covenant or agreement contained herein or in any document delivered pursuant hereto. (f) Notice of claims. All claims for indemnification hereunder shall be resolved in accordance with the following procedures:

          (i) If the party seeking indemnification (the "Indemnified Party") has incurred or reasonably believes that it may incur any Losses, it shall deliver promptly written notice to the indemnifying party (the "Indemnifying Party"), setting forth the nature and amount of the Losses or potential Losses, if possible, and further referencing the sections of this Agreement or in any other document delivered pursuant hereto upon which the claim for indemnification for such Losses is based (a "Claim Notice"). If an Indemnified Party receives notice of a third-party claim for which it intends to seek indemnification hereunder, it shall give the Indemnifying Party written notice of such claim, so that the Indemnifying Party's defense of such claim under this Agreement may be timely instituted. The failure by an Indemnified Party to provide such written notice shall not constitute a waiver of the Indemnified Party's right to indemnity unless such failure has prejudiced the Indemnifying Party's ability to defend such claim, and then only to the extent of such prejudice.

          (ii) If, after receiving a Claim Notice, the Indemnifying Party desires to dispute such claim or the amount claimed in the Claim Notice, it shall deliver to the Indemnified Party a written objection to such claim or payment setting forth the basis for disputing such claim or payment. Such notice shall be delivered within thirty (30) days after the date the Claim Notice to which it relates is received by the Indemnifying Party. If no such notice is received within the aforementioned 30-day period, the Indemnified Party shall be entitled to payment for such Losses from the Indemnifying Party within ten (10) days of the end of such 30-day objection period.

          (iii) if the Indemnifying Party shall agree that it is responsible for all amounts that may be recovered in connection with a third-party claim, action or suit (including waiving any deductible or limit that might otherwise apply under this Section 7.9) the Indemnifying Party shall have the right to conduct and control through counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party, any third-party claim, action or suit; provided, that the Indemnifying Party diligently contests and defends such claim. The Indemnified Party shall be entitled at any time, at its own cost and expense (except that such cost and expense shall be paid by the Indemnifying Party if the Indemnified Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent the interests of the Indemnified Party) to participate in such defense and to be represented by attorneys of its choosing. Except with the prior written consent of the Indemnified Party no Indemnifying Party, in the defense of such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

          (iv) In the event that the Indemnifying Party does not elect to defend against any third-party claim, the Indemnified Party may defend against such claim in such manner as it may deem appropriate and the Indemnifying Party shall be liable for any legal expenses reasonably incurred in connection with such defense; provided, however, that the Indemnified Party shall not, without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settle or consent to the entry of judgment with respect to such third-party claim.

          (v) In the event of any claim by a third party, the parties hereto agree that they will cooperate fully with each other in connection with the defense or settlement of such matter.

(g) Limitation on Amounts. The Indemnifying Party shall not be obligated to pay any amounts for indemnification under this Section 7.9 until the aggregate indemnification obligation of such Indemnifying Party hereunder exceeds $500,000, whereupon the Indemnifying Party shall be liable for all amounts for which indemnification may be sought which exceed $500,000. Notwithstanding the foregoing, in no event shall the aggregate liability of Parent and Newco to the Investors exceed (i) $50,000,000 if the Investors Option shall not have been exercised and consummated, or (ii) an amount equivalent to $50,000,000 plus the Option Price, if the Investors Option has been exercised and consummated, except in the case of fraud or willful breach or any breach by Parent, Newco or Sub of the representations and warranties made in Sections 4.8(b)(i) or 6.8(b)(i).

(h) Force Majeure. Notwithstanding any other provision of this Section 7.9, neither Parent nor Newco shall be liable for any failure of performance of the terms of this Agreement due solely to acts of God, fires, floods or other natural catastrophes; national emergencies, insurrections, riots or wars; strikes, lockouts, work stoppages or other labor difficulties beyond Parent's reasonable control.

(i) Exclusive remedy. Indemnification pursuant to this Section 7.9 shall be the exclusive remedy for any breach of representations and warranties or of any covenant or agreement in this Agreement by any party or any other matter pertaining to this Agreement or the transactions contemplated hereby, other than Losses relating to other written agreements between the parties and Losses relating to fraud or violation of securities laws; provided that nothing in
Section 7.9 shall prevent any party from obtaining equitable relief in order to require another party to perform its obligations hereunder.

Section 8. Termination.
           -----------

8.1. Termination. If (i) the Initial Closing pursuant to the conditions set forth in Section 1.3 hereof shall not have occurred on or before June 30, 2000 or (ii) the parties agree prior to such date that it is impossible or reasonably unlikely to consummate the transactions contemplated by this Agreement, on such earlier date as the parties determine, this Agreement and all rights and obligations of the parties hereunder, except rights and obligations pursuant to Sections 7.9, 8.1, 8.2, and Sections 9 through 20, shall terminate at 11:59 p.m. New York time on such date.

8.2. Parent Common Stock Purchase Option(a) . (a) Subject to the terms and conditions set forth herein, Parent hereby grants to each Investor an irrevocable option ("Parent Common Stock Purchase Option") to purchase up to such number of shares of Parent Common Stock that equals the result obtained by dividing the Purchase Price to be paid by such Investor by the Parent Option Price (as defined below) at a price per share equal to the Parent Option Price. For the purposes hereof, the "Parent Option Price" shall be (A) $12 if the Closing Price on the Parent Notice Date (as defined below) is less than or equal to $24, (B) $20, if the Closing Price on the Parent Notice Date is greater than or equal to $40, or (C) if the Closing Price on the Parent Notice Date is greater than $24 and less than $40, then such number equal to one-half of the Closing Price on the Parent Notice Date; provided, that such numbers shall be equitably adjusted in the event of a stock split, stock dividend or other recapitalization of Parent. The Parent Common Stock Purchase Option may be exercised at any time prior to and until May 4, 2001 ("Parent Exercise Period"), in the event the Initial Closing has not occurred as a result of either (a) a willful breach of this Agreement by Parent or (b) Parent or Sub shall have executed an agreement with a third-party which provides for or relates to the disposition of all or a substantial interest in Sub or the Existing Business or a sale, transfer or other distribution of a substantial portion of the assets or business of the Existing Business or stock of Sub, or a successor to Sub. Nothing contained in this Section 8.2 shall act to or be interpreted as relieving Parent of any liability for breach of any provisions contained in this Agreement. In the event the Parent Common Stock Purchase Option is exercised, Parent and each Investor shall each provide representations, warranties and legal opinions which, in the case of Parent, shall relate to Parent and the Parent Common Stock subject to the Parent Common Stock Purchase Option, customary for financing transactions, and Parent shall grant to the Investors exercising such option the registration rights contemplated by the Registration Rights Agreement.

(b) If an Investor wishes to exercise the Parent Common Stock Purchase Option, it shall deliver to Parent a written notice (the date of receipt of which is referred to as the "Parent Notice Date") specifying (i) that it intends to exercise the Parent Common Stock Purchase Option and (ii) a place and date not earlier than three business days nor later than 15 business days from the Parent Notice Date for the closing of such purchase; provided, that if the closing of the purchase and sale pursuant to the Parent Common Stock Purchase Option (the "Parent Common Stock Purchase Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this subsection (b) shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided, further, that, without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with such purchase, such Investor and, if applicable, Parent shall promptly file the required notice or application for approval and shall expeditiously process the same (and Parent shall cooperate with such Investor in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this subsection (b) shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has elapsed. At the time of the Parent Common Stock Purchase Option Closing, such Investor shall either be an "Accredited Investor" (as defined in Rule 501 under the Securities Act) or deliver to Parent an opinion of counsel to the effect that such securities are freely transferable without registration under the Securities Act. Furthermore, Parent and such Investor shall take any action reasonably requested by the other to cause the Parent Common Stock Purchase Closing to occur as promptly as practicable. Any exercise of the Parent Common Stock Purchase Option shall be deemed to occur on the Parent Notice Date relating thereto. Any extensions of the periods specified in this Section 8.2(b) shall extend the Parent Exercise Period on a day for day basis.

(c) Notwithstanding anything herein to the contrary, it shall be a condition to the exercise of this Parent Common Stock Purchase Option and the purchase of the shares of Parent Common Stock that (i) no preliminary or permanent injunction or other order, decree or ruling against the sale or delivery of the shares of Parent Common Stock issued by any federal or state court of competent jurisdiction in the United States is in effect at such time, (ii) any applicable waiting period under the HSR Act shall have expired or been terminated at or prior to such time, (iii) any approval required to be obtained prior to the delivery of the shares of Parent Common Stock under the laws of any jurisdiction shall have been obtained and shall be in full force and effect, and (iv) all consents and approvals of any governmental, shareholder and third parties necessary for the Parent Common Stock Purchase Closing have been obtained.

(d) At the Parent Common Stock Purchase Closing, such Investor will pay to Parent in immediately available funds by wire transfer to a bank account designated in writing by Parent the aggregate purchase price for the number of shares to be purchased pursuant to Section 8.2(a).

(e) Immediately following the Initial Closing, the Parent Common Stock Purchase Option shall be null, void and of no further effect.

Section 9. Further Assurances. At any time or from time to time after the Initial Closing, Parent, Newco, and each Investor, agree to cooperate with each other, and at the request of another party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

Section 10. Successors and Assigns. This Agreement shall bind and inure to the benefit of Parent and the Investors and the respective successors, permitted assigns, heirs and personal representatives of Parent and the Investors, except that neither Parent nor Newco may assign its rights and obligations under this Agreement to any person without the prior written consent of the Investors. In addition, and whether or not any express assignment has been made, the provisions of this Agreement that are for each Investor's benefit as a purchaser or holder of Investor Interests or Parent Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Investor Interests or Parent Common Stock. An Investor may assign its rights and obligations hereunder to any affiliate or to any of its members or partners. Subject to the restrictions contained in the LLC Operating Agreement, an Investor may also assign its rights and obligations hereunder, including its rights pursuant to Sections 2 and 3 hereof, to any permitted transferee of its Investor Interest; provided that such transferee agrees in writing to be bound by the terms of this Agreement, including that the appropriate Investors Group Designee holds the right to request a Parent Conversion as to the Investor Interest held by such transferee.

Section 11. Entire Agreement. This Agreement and the Ancillary Agreements and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements or understandings with respect thereto.

Section 12. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

          (i) if to Parent or Newco, to:

                           Motient Corporation
                           10802 Parkridge Boulevard
                           Reston, Virginia  20191-5416
                           Fax:  (703) 758-6134
                           Attention:    Randy S. Segal, Esq.
                                         Senior Vice President and
                                         General Counsel

                           with a copy to:

                           Hogan & Hartson L.L.P.
                           8300 Greensboro Drive, Suite 1100
                           McLean, Virginia  22102
                           Fax:  (703) 610-6200
                           Attention:    Richard K.A. Becker, Esq.

          (ii) if to the Investors, to each of the Investor Group Designees at their addresses set forth on Schedule I.


                           with a copy to:

                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, New York  10019
                           Fax:  (212) 259-6333
                           Attention:  William J. Phillips, Esq.

                  All such notices, requests, consents and other communications shall be deemed to have been given when received.

Section 13. Amendments. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of Parent and each Investor Group Designee. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

Section 14. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 16. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its principles of conflicts of law that would give effect to the application of the law of another jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and of the United States of America, in each case having jurisdiction over the County of Fairfax, for any Litigation arising out of or relating to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the Commonwealth of Virginia or the United States of America, in each case having jurisdiction over the County of Fairfax, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

Section 18. Publicity. Except as may be required by applicable law, stock exchange rules or listing agreements, each of the parties hereto agrees that it will make no public statement regarding the transactions contemplated hereby unless the language and timing of such statement has been approved by Parent and the Investor.

Section 19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

Section 20. Expenses. Except as otherwise set forth in this Agreement, if the Initial Closing shall occur, (i) Newco shall pay all costs and expenses incurred by the Investors (including up to one corporate counsel and one regulatory counsel) in connection with the preparation, negotiation and execution of this Agreement and the Ancillary Agreements and in connection with the Initial Closing, the Investor Option Closing, and the transactions contemplated thereby except for expenses relating to any Parent Conversion, which shall be paid by the Investors electing to cause a Parent Conversion, and (ii) Parent shall pay all costs and expenses incurred by Parent, Newco (not including those payable by Newco under the preceding clause (i)) and Sub. In addition, if the Closing shall occur, Newco shall pay its costs and expenses incurred in connection with complying with its obligations hereunder and under the LLC Operating Agreement, including preparing financial statements. If the Initial Closing shall not occur, each party shall pay its own expenses, without prejudice to any party's rights hereunder to damages in the event of a breach hereof.

                            SEPARATE SIGNATURE PAGE
                              INVESTMENT AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     MOTIENT CORPORATION

                                     By:  /s/Gary M. Parsons
                                          Gary M. Parsons, Chairman

                                     MOTIENT SATELLITE VENTURES  LLC
                                     By Motient Corporation, Sole Member

                                     By:  /s/Gary M. Parsons
                                          Gary M. Parsons, Chairman

                            SEPARATE SIGNATURE PAGE
                              INVESTMENT AGREEMENT


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                      TELCOM SATELLITE VENTURES INC.

                                      By:  /s/Rahul Prakash
                                           Name:  Rahul Prakash
                                           Title: President

                            SEPARATE SIGNATURE PAGE
                              INVESTMENT AGREEMENT


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                      COLUMBIA SPACE (QP), INC.

                                      By:  /s/James B. Fleming
                                           Name:  James B. Fleming
                                           Title: President


                                      COLUMBIA SPACE (AI), INC.

                                      By:  /s/James B. Fleming
                                           Name:  James B. Fleming
                                           Title: President


                                      COLUMBIA SPACE PARTNERS, INC.

                                      By:  /s/James B. Fleming
                                           Name:  James B. Fleming
                                           Title: President

                            SEPARATE SIGNATURE PAGE
                              INVESTMENT AGREEMENT


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                      SPECTRUM SPACE EQUITY
                                      INVESTORS IV, INC.

                                      By:  /s/Kevin J. Maroni
                                           Name:  Kevin J. Maroni
                                           Title: Chairman and CEO

                                      SPECTRUM SPACE IV PARALLELL, INC.

                                      By:  /s/Kevin J. Maroni
                                           Name:  Kevin J. Maroni
                                           Title: Chairman and CEO

                                      SPECTRUM SPACE IV MANAGERS', INC.

                                      By:  /s/Kevin J. Maroni
                                           Name:  Kevin J. Maroni
                                           Title: Chairman and CEO

                                   SCHEDULE I

                                   INVESTORS


                                                                PURCHASE PRICE FOR
                                    INVESTOR INTERESTS       INVESTOR INTERESTS TO BE            NAME AND ADDRESS OF INVESTOR
   NAME OF INVESTOR                     PURCHASED                    PURCHASED                         GROUP DESIGNEE
==============================     ====================     ==========================           ==============================

INVESTOR GROUP 1:                  7.2% (7.2                        $18,000,000                  Telcom Satellite Ventures Inc.
-----------------------------      Investor Units)                                               211 North Union Street
Telcom Satellite  Ventures                                                                       Suite 300
Inc.                                                                                             Alexandria, Virginia 22314
Jurisdiction of                                                                                  Attention:  Hal B. Perkins
Incorporation:  Delaware                                                                         Tel:    (703) 706-3800
                                                                                                 Fax:    (703) 706-3801
==============================     ====================            ============                  ==============================

INVESTOR GROUP 2:
Columbia Space (QP), Inc.

Jurisdiction of                    3.01282560%                      $ 7,532,064                  Columbia Space Partners, Inc.
Incorporation:  Delaware           (3.01282560                                                   211 North Union Street
                                   Investor Units)                                               Suite 300
Columbia Space (AI), Inc.                                                                        Alexandria, Virginia 22314
Jurisdiction of                                                                                  Attention:  James Fleming and
Incorporation:  Delaware                                                                         Don Doering
                                   0.00097280%                      $     2,432                  Tel:    (703) 519-3000
Columbia Space Partners, Inc.      (0.00097280                                                   Fax:    (703) 519-3904
Jurisdiction of                    Investor Units)
Incorporation:  Delaware                                                                         with a copy to:
                                                                                                 Edwards & Angell, LLP
                                                                                                 101 Federal Street

                                   3.3862016%                       $ 8,465,504                  Boston, MA 02100
                                   (3.3862016 Investor Units)                                    Attention:  Stephen
                                                                                                 Meredith, Esq.
                                                                                                 Tel:    (617) 951-2233
                                                                                                 Fax:    (888) 325-9120

==============================     ====================             ===========                  ==============================

INVESTOR GROUP 3:
Spectrum Space Equity              6.18048%                         $15,451,200                  Spectrum Space Equity Investors
Investors IV, Inc.                 (6.18048                                                      IV, Inc.
Jurisdiction of                    Investor Units)                                               One International Place
Incorporation:  Delaware                                                                         29th Floor
                                                                                                 Boston, MA 82110
                                                                                                 Attention:  Kevin Maroni
                                                                                                 Tel:    (617) 464-4600
                                                                                                 Fax:    (617) 464-4601
Spectrum Space IV Parallel,

Inc.

Jurisdiction of

Incorporation:  Delaware           0.14464%                         $   361,600                  with a copy to:
                                   (0.14464                                                      Edwards & Angell, LLP
Spectrum Space IV Managers,        Investor Units)                                               101 Federal Street
Inc.                                                                                             Boston, MA 02100
Jurisdiction of                                                                                  Attention:  Stephen
Incorporation:  Delaware           0.07488%                                                      Meredith, Esq.
                                   (0.07488                         $   187,200                  Tel:    (617) 951-2233
                                   Investor Units)                                               Fax:    (888) 325-9120

==============================     ====================             ===========                  ==============================
Totals                                    20%                       $50,000,000
==============================     ====================             ===========                  ==============================


                                    EXHIBIT A

                                   CERTIFICATE

                                    EXHIBIT B

                             LLC OPERATING AGREEMENT

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT D

                       RESEARCH AND DEVELOPMENT AGREEMENT

                                    EXHIBIT E

                            CROSS-LICENSING AGREEMENT

                                    EXHIBIT F

                              ASSET SALE AGREEMENT

                                    EXHIBIT G

                        FCC OPINION OF COUNSEL TO PARENT

                                    EXHIBIT H

                                MERGER AGREEMENT

                             Index of Defined Terms

Term                                                                    Section

Accredited Investor                                              Section 5.1 (c)
Ancillary Agreements                                        Section 1.3 (b)(vii)
Applications                                                    Section 4.15 (b)
Asset Sale Agreement                                        Section 1.3 (b)(vii)
Certificate                                                  Section 1.3 (b)(ii)
Claim Notice                                                  Section 7.9 (f)(I)
Closing Price                                                    Section 3.1 (b)
Code                                                                Section 6.12
Commitment                                                           Section 4.7
Contract                                                             Section 4.8
Conversion Notice                                                Section 3.1 (a)
Cross-Licensing Agreement                                     Section 1.3(b)(vi)
Disclosure Schedule                                                    Section 4
Due Diligence                                                    Section 2.2 (c)
Encumbrances                                                    Section 4.11 (b)
Environmental Laws                                                  Section 6.23
ERISA                                                               Section 6.12
Exchange Act                                                     Section 4.5 (a)
Exercise Period                                                  Section 2.2 (a)
Exercising Investor(s)                                            Section 2.2(a)
Existing Business                                   Page 1, First Whereas Clause
FCC                                                 Page 1, First Whereas Clause
FCC Act                                                             Section 4.12
GAAP                                                             Section 4.5 (b)
Hazardous Material                                                  Section 6.23
Holdings                                                             Section 4.8
HSR Act                                                     Section 1.3 (b)(xiv)
Indemnified Party                                             Section 7.9 (f)(i)
Indemnifying Party                                            Section 7.9 (f)(i)
Indenture                                                            Section 4.8
Initial Closing                                                  Section 1.2 (a)
Initial Closing Date                                             Section 1.2 (a)
Initial Investment                                                   Section 1.1
Investment Commitment Date                                       Section 2.2 (g)
Investor                                          Page 1, Introductory Paragraph
Investor Group                                                    Section 3.1(a)
Investor Group Designee                                          Section 3.1 (a)
Investor Interests                                                   Section 1.1
Investors Option                                                     Section 2.1
Investors Option Closing                                         Section 2.2 (g)
Investors Option Closing Date                                    Section 2.2 (g)
Lead Investor                                               Section 1.3 (b)(xii)
Licenses                                                        Section 4.15 (a)
Litigation                                                           Section 4.9
LLC Operating Agreement                                     Section 1.3 (b)(iii)
Losses                                                           Section 7.9 (b)
Material Adverse Effect                                              Section 4.6
Motient Communications                                        Section 1.3(b)(vi)
Newco                                             Page 1, Introductory Paragraph
Newco Disclosure Schedule                                              Section 6
Newco Financial Statements                                           Section 7.8
Newco Options                                                    Section 4.3 (b)
Newco Percentage Interest                                            Section 1.1
Newco Rights                                                        Section 6.24
Newco Update Date                                                Section 2.2 (d)
Notice Closing Price                                              Section 3.1(a)
Offer                                                            Section 2.5 (a)
Offer Closing Notice Date                                        Section 2.5 (b)
Offer Notice                                                     Section 2.5 (a)
Offer Notice Date                                                Section 2.5 (a)
Offeror                                                          Section 2.5 (a)
Option Notice                                                    Section 2.2 (a)
Option Notice Date                                               Section 2.2 (a)
Option Price                                                         Section 2.1
Parent                                            Page 1, Introductory Paragraph
Parent Capital Reorganization                                    Section 3.1 (c)
Parent Common Stock                                              Section 3.1 (a)
Parent Common Stock Purchase Closing                             Section 8.2 (b)
Parent Common Stock Purchase Option                              Section 8.2 (a)
Parent Conversions                                               Section 3.1 (a)
Parent Exchange                                                  Section 3.1 (a)
Parent Exercise Period                                           Section 8.2 (a)
Parent Extraordinary Event                                       Section 3.1 (b)
Parent Merger                                                    Section 3.1 (a)
Parent Notice Date                                               Section 8.2 (b)
Parent Option Price                                              Section 8.2 (a)
Parent Options                                                   Section 4.3 (a)
Parent Reports                                                   Section 4.5 (a)
Parent Securities                                                Section 5.1 (a)
Parent Transfer Letter Agreement                            Section 1.3 (b)(vii)
Permits                                                             Section 4.10
Proprietary Rights                                                  Section 6.24
Public Authority                                                    Section 6.23
Registration Rights Agreement                                Section 1.3 (b)(iv)
Regulatory Disclosure                                            Section 4.15(a)
Research and Development Agreement                            Section 1.3 (b)(v)
SEC                                                              Section 4.5 (a)
Section 2.1 Letter                                           Section 1.3(b)(vii)
Securities Act                                                   Section 2.2 (a)
Securities Laws                                                  Section 4.5 (a)
Sub                                                 Page 1, First Whereas Clause
Subsidiary                                                           Section 4.1